Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                EXHIBIT 10.22

                           SOFTWARE LICENSE AGREEMENT



         This Software License Agreement (this "Agreement") is made and entered into as of December 10, 1985 (the "Effective Date") by and among Martin Karplus ("Author") and the President and Fellows of Harvard University ("Harvard") as co-licensors (which parties are hereafter referred to collectively as "Licensor"), and Polygen Corporation, a Massachusetts corporation ("Licensee").

                                    RECITALS

         A. Author has and has had developed a computer program.

         B. Harvard has certain rights in such program.

         C. Licensor is not properly equipped or in a position to successfully market such program and prefers to grant Licensee exclusive rights to commercially exploit such program, and any future-developed computer programs of substantially similar commercial applicability developed by Author and which are owned or controlled by Harvard, in return for certain royalties and promises by Licensee to use its best efforts to exploit such programs as described below.

                                    AGREEMENT

         In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

         1. Definitions

         1.1 Original Works. The reference manuals and other materials listed on Exhibit A hereto, and the computer program described on Exhibit B hereto, in source code, executable object code and all other forms.

         1.2 Functional Definition of the Works. The functional description of the Works described on Exhibit I.

         1.3 Derivative Works. A revision, enhancement, improvement, modification, translation, condensation, or expansion of the Works or any other form in which the Works may be recast, transferred or adapted. In addition, "Derivative Works" shall include any computer programs developed by or for Author, either prior to or subsequent to the Effective Date, which are included within the Functional

Definition of the Works and which Licensor controls to the extent of being able to grant Licensee the rights contemplated hereunder. In addition, "Derivative Works" shall also include any computer programs developed by or for Licensee subsequent to the Effective Date which are included within the Functional Definition of the Works and which Licensee controls to the extent of being able to grant Licensor the rights contemplated hereunder. Licensor and Licensee hereby agree to exercise their respective best efforts to obtain, exercise, and maintain the control referred to in this Section 1.3 and Sections 1.4 and 1.5 with respect to Derivative Works for so long as this provision of this Agreement shall remain in effect.

         1.4 Licensor Improvements. Derivative Works to the extent that such Works are created by or for Author and which Licensor controls to the extent of being able to grant the rights contemplated hereunder.

         1.5 Licensee Improvements. Derivative Works to the extent that such Works are created by Licensee and are not created by or for Author within the meaning of Section 1.4 above.

         1.6 Works. The Original Works, Licensor Improvements, and Licensee Improvements, collectively.

         1.7 Commercial Software Version. Any specific version of the Works which is marketed generally by Licensee for commercial purposes and which may be differentiated from other Commercial Software Versions according to any combination of functional specifications, performance specifications, or the associated type of computer hardware.

         1.8 Academic Software Version. Any specific version of the Works which is made available pursuant to this Agreement by Licensor for Non-Commercial Use and which may be differentiated from other Academic Software Versions according to any combination of functional specifications, performance specifications, or the associated type of computer hardware.

         1.9 Non-Commercial Use. Academic research or other non-profit educational use which is: (1) not-for-profit; (2) not conducted or funded (unless such funding confers no commercial rights to the funding entity) by an entity engaged in the commercial use, application or exploitation of works similar to the Works; and (3) not intended to produce works for commercial use.

         1.10 Licensed Works. The Original Works and Licensor Improvements, collectively.




                                       2.

2.       License.

                  2.1 Grant of Exclusive License. Licensor hereby grants Licensee an exclusive (even as to Licensor), perpetual, worldwide license (sublicenseable at any level) under and to Licensor' s patents, patent applications, copyrights, know-how, and other intellectual property and rights of all kinds to: (i) use, reproduce, distribute, and sell or otherwise dispose of the Works; and (ii) create Derivative Works. The license granted in this
Section 2.1 may be revoked only as expressly provided in this Agreement.

                  2.2 Grantback of Rights. Licensee grants to Licensor the non-exclusive right to use the Works and to develop Derivative Works (but not reproduce or distribute except as otherwise expressly provided under this Agreement) solely for Non-Commercial Use, which for purposes of this Agreement shall be deemed to include uses contemplated by the terms of the Sponsored Research Agreement between Licensee and Harvard dated 6/23/86, 1986 (the "Sponsored Research Agreement").

                  2.3 Ownership. Title to the Licensed Works shall remain the exclusive property of Licensor All rights in Licensee Improvements shall be held exclusively by Licensee; Licensor may not use, reproduce or distribute Licensee Improvements in any manner except as otherwise expressly provided under this Agreement.


         3.       Provision of Product by Licensee for Non-Commercial Use.

                  3.1 Loaner Copy to Licensor. During the term of this Agreement, Licensee shall grant to Licensor, on the terms and conditions set forth in Exhibit C hereto (including ongoing maintenance) but without fee, a license to use Licensee's then-current Commercial Software Versions, on such Licensee-supported types of machine configurations as Licensor and Licensee may from time to time select, exclusively for Non-commercial Use, which for purposes of this Agreement shall be deemed to include uses contemplated by the terms of the Sponsored Research Agreement (such copy of the Commercial Software Versions is referred to herein as the "Loaner Copy"). Licensee reserves the right to limit the number of machine configuration versions installed at Licensors' site at any one time to two (2) and to require sixty (60) days written notice in order to replace any version with another.






                                       3.

         3.2      Distribution.

                  (a) Licensor shall have the right to distribute copies of the Academic Software Versions solely for Non-Commercial Use to each person designated by Author; provided, however, that (i) such copies shall be distributed only to responsible parties at accredited universities or other non-profit organizations who shall have first entered into written license agreements with Licensor in the form of Exhibit D, or such other written form as may from time to time be agreed in writing between Licensor and Licensee; (ii) the recipients of such Academic Software Versions under this subsection 3.2(a) shall not be entitled to any maintenance service, enhancements, or upgrades from Licensee, except as may be otherwise agreed in writing between a recipient and Licensee in any particular instance. Such copies shall be distributed at no charge other than the marginal cost of media, copying and distribution, which costs are currently estimated at U.S.$400.00 for points within the continental United States. Any changes to such charge shall be as agreed in writing between Licensor and Licensee. No recipient of copies under this Section 3.2 shall be eligible to receive another copy under this Section until the first copy shall have been returned to Licensee. Licensee shall have the right to require Licensor to comply with the reporting, record-keeping, and audit provisions of
Section 7, generally, in order to determine Licensor' s compliance with the provisions of this Section 3.2. Licensor shall furnish Licensee with written notice of the identity and location of each recipient of a copy of the Academic Software Version and an executed copy of the applicable license agreement no later than thirty (30) days following the date of distribution to such recipient.

                  (b) Licensor shall have the right to direct the distribution of copies by Licensee of the Commercial Software Versions solely for Non-Commercial Use to each person designated by Author; provided, however, that
(i) Works which are computer programs shall, at Licensee's option, be distributed only in binary object code format ("Object Form"); (ii) such copies shall be distributed only to responsible parties at accredited universities or other non-profit organizations who shall have first entered into written license agreements with Licensor in the form set forth in Exhibit C, or such written form as may from time to time be agreed in writing between Licensor and Licensee, and have delivered an executed copy thereof to Licensee; (iii) the recipients of such software under this subsection 3.2(b) shall not be entitled to any maintenance service, enhancements, or upgrades from Licensee, except as may be otherwise agreed in writing between a recipient and





                                       4.

Licensee in any particular instance; and (iv) such copies shall only be distributed in accordance with Licensee's commercial release schedule. Such copies shall be distributed at no charge other than the marginal cost of media, copying and distribution, which costs are currently estimated at U.S.$500.00 for points within the continental United States. Any changes to such charge shall be as agreed in writing between Licensor and Licensee. No recipient of copies under this Section 3.2(b) shall be eligible to receive another copy under this Section until the first copy shall have been returned to Licensee. Licensee shall notify Author of each copy distributed pursuant to this Section.

         (c) The parties agree that no distribution under the provisions of subsection 3.2(a) shall be permitted in source code form unless the recipient shall have previously established to the satisfaction of Author that thespecific lines or modules of the source code to be distributed are necessary or desirable in order to permit the attainment of academic research or educational objectives. The parties further agree to cooperate technically with a view toward eliminating the functional necessity in the future for the distribution of all or any portion of the Academic Software Versions in the form of source code.

         (d) The parties recognize that users of Works distributed pursuant to
Section 3.2(b) may require the ability, for research purposes, to interface user or third party-developed software to the Commercial Software Versions or to replace certain subsystems included within the Commercial Software Versions with user or third party-developed subsystems. The parties agree to cooperate on the development of specifications for enhancements to the Commercial Software Versions which (although all Works distributed in accordance with Section 3.2(b) which are computer programs will be distributed solely in Object Form) will operate to facilitate such interfacing or subsystem substitution activities in a manner that will not compromise the functional integrity or supportability of the Commercial Software Versions as installed in the field. Such enhancements would include, but not necessarily be limited to, the ability to substitute certain types of user-defined force field parameters, the ability to invoke certain functions of the Commercial Software Versions at subroutine level, and the production of documentation describing mechanisms whereby certain defined ASCII data file formats can be passed to and from the Commercial Software Versions or to and from certain functional subsystems included within the Commercial Software Versions.







                                       5.

4.       Product Delivery and Acceptance.

         4.1 Initial Delivery. Within fifteen (15) days after the Effective Date, Licensor shall deliver to Licensee a copy of the Original Works.

         4.2 Delivery of Derivative Works. Licensor shall promptly deliver to Licensee a copy of all Licensor Improvements created during the term of this Agreement. Nothing in this Agreement shall obligate Licensor to create Licensor Improvements.


5.       Improvement and Commercial Exploitation.

         5.1 Technical Development by Licensee. Licensee shall use its best efforts to meet the technical development goals listed on Exhibit G hereto within time schedules that the parties shall agree to from time to time.

         5.2 Licensee Marketing Obligations. Licensee agrees to use its best efforts to promote the Works in the normal course of Licensee's business, as Licensee shall deem commercially appropriate.

         5.3 Control of Marketing and Distribution. Subject to the provisions of
Section 5.2 hereof, all aspects of the distribution and marketing of the Works shall be in Licensee's sole control, including without limitation the methods of marketing, pricing, naming, packaging, labelling, and advertising, the terms and conditions of sale and/or license, and the collection of fees. Licensee agrees that all advertising material shall be in good taste and avoid product performance claims which are untruthful or intentionally misleading. Licensee may distribute the Works through any combination of direct marketing, distributors, representatives, original equipment manufacturers, and other means, and either alone or in combination with other products. Licensee shall, in distributing the Commercial Software Versions, use a form of End-User License Agreement which is similar in substance to that attached hereto as Exhibit E.

         5.4 Promotional Use. It is expressly understood that, pursuant to
Section 5.3, Licensee may, without incurring any royalty pursuant to Section 6 hereof: (i) make copies of the Works available to potential customers without charge for periods [*]; and (ii) make copies of any corrected or updated Works and distribute them without charge to all previous customers for the Works which were so corrected or updated.



*CONFIDENTIAL TREATMENT REQUESTED

                                       6.

         5.5 Referral of Inquiries. Licensor shall refer any inquiries received by it regarding the commercial use of the Works to Licensee and shall notify Licensee of each such referral.

         5.6 Technical Communications. For the [*] that this Agreement remains in effect and so long as the royalty provisions of Section 6 remain in force, Licensor agrees to cooperate with Licensee in the joint solicitation, collection and collation from recipients of Academic Software Versions no less frequently than annually their oral and written comments, requests for enhancement, software bug reports and other technical matters of interest concerning their use of the Academic Software Version (hereinafter "Technical Communications") and to make available such Technical Communications to Licensee for presentation in a forum open to licensed users of the Academic and Commercial Software Versions where review and discussion of these Technical Communications can be promoted with a view toward improving the quality, functionality and technical standards of the Works. In organizing such forums, each party shall be responsible for its own costs, and every effort will be made to ensure that the forum is self-supporting on the basis of admission charges to attendees. Licensor may elect to discontinue its participation in the activities contemplated under this Section 5.6 upon written notice to Licensee at any time after this Agreement has been in effect for [*].


         6.  Royalty Payments to Licensor.

         6.1 Royalty Amount. Licensee shall pay to Licensor royalties equal to the product of the Royalty Rate applicable to each Commercial Software Version and the Net License Fees applicable to such Commercial Software Version.

         6.2 Net License Fees.

             (a) Subject to the remainder of this Section 6.2, the "Net License Fees" shall be the aggregate License Fees (as described on Exhibit F) received by the Licensee for each Mainframe or Workstation Configuration installation of the Commercial Software Versions, less the following deductions to the extent such deductions are directly attributable to such installation and are stated separately in the applicable invoice or in a later statement:

                           (i) Trade or quantity discounts allowed and taken by customers, including advertising allowances and




*  CONFIDENTIAL TREATMENT REQUESTED
                                       7.

                                    marketing fees or commissions of any kind.

                           (ii) Actual credits to customers on account of any returns of such Commercial Software Versions.

                           (iii)    Any of the following, when charged to
                                    customers:

                                    (x)      transportation and insurance costs
                                             from place of shipment to point of
                                             delivery;

                                    (y)      excise, sales, value-added,
                                             property and use taxes; and

                                    (z)      import and export duties, taxes and
                                             surcharges.

                  (b) If any Works are distributed with other products in a package for a single charge, the Net License Fees attributable to such Works shall be determined by prorating the receipts from the sale or license of the package according to the published list charges established by Licensee for the separate products contained in the package whether or not such products are distributed separately, but shall not exceed the Licensee's published list License Fee for the applicable Commercial Software Version.

                  (c) Amounts received by Licensee as deposits or advances shall not be deemed to have been received until installations of Commercial Software Versions have occurred with respect to such deposits or advances. If Licensee receives a partial payment for any invoice which includes both the Works and other products, Licensee shall calculate Net License Fees by prorating Licensee's actual receipts over the published list charges established by Licensee for the separate products included in the invoice.

         6.3 Royalty Rates. The "Royalty Rate" for the Commercial Software Versions shall be as set forth on Exhibit F.

         6.4 Maximum Royalty.

                  (a) In the event that (i) the total aggregate royalties paid to Licensor pursuant to this Agreement equals or exceeds the Maximum Royalty specified on Exhibit F and (ii) Licensor shall have elected not to or





                                       8.

shall have failed or been unable to comply with the provisions of Section 5.6 hereof, and (iii) this Agreement shall have been in effect for [*], then Licensee's obligations to pay any royalties pursuant to this Agreement shall immediately terminate, the licenses granted pursuant to Sections 2.1 and 8.1 shall then immediately become irrevocable, and Licensee's obligations under Sections 5.1 and 5.2 shall terminate.

              (b) Notwithstanding the provisions of subsection (a) above, in the event of and from the date that the conditions of subsections (a)(ii) and (iii) above are satisfied, Licensee shall have the option thereafter to pay the balance of the Maximum Royalty amount then unpaid, whereupon Licensee's obligations to pay any royalties pursuant to this Agreement shall immediately terminate, the licenses granted pursuant to Sections 2.1 and 8.1 shall then immediately become irrevocable, and Licensee's obligations under Sections 5.1 and 5.2 shall terminate.

         6.5 Taxes. Licensee shall pay or reimburse Licensor for amounts equal to any taxes, other duties, tax penalties, or amounts in lieu thereof however designated, now or hereafter levied or based on payments due under this Agreement, exclusive of taxes based upon Licensor' 5 net income. In lieu thereof, Licensee may provide to Licensor an exemption certificate acceptable to the taxing or levying authority.


    7.   Payments and Records.

         7.1 Quarterly Reports and Payments. Licensee shall deliver written reports to Licensor within 30 days after the last day of each calendar quarter stating the number and type of Commercial Software Versions that were installed during such quarter, the Net License Fees attributable thereto, and the royalties thereon, and enclosing payment of royalties due for such quarter.

         7.2 Records. Licensee agrees that it shall maintain complete, clear and accurate records sufficient to establish the royalties payable pursuant to
Section 6.

         7.3 Audit. Licensor shall have the right, upon reasonable notice and during normal business hours, to have independent certified public accountants acceptable to Licensee examine, at Licensor's expense except as set forth below, Licensee's records relating to the royalties payable pursuant to this Agreement; provided, that such accountants must agree in advance in writing to maintain in confidence




*  CONFIDENTIAL TREATMENT REQUESTED
                                       9.

and not to disclose to any party any information obtained during the course of such examination, other than a disclosure to Licensor of the amounts of fees that should have been paid for the period covered by the examination. It is agreed that Licensor may utilize its internal auditing staff to perform any examinations permitted hereunder except that in the event of any dispute, Licensee may elect by notice in writing to require an examination by independent certified public accountants acceptable to Licensee. Any errors discovered during such examination shall be corrected by the appropriate party. In no event shall any such adjustment be made more than 3 years after the end of the period in error. In the event such an audit reflects an underpayment of ten percent or more of the amount that should have been paid to Licensor for the period examined, then the expense of such examination shall be borne by Licensee.


         8.       Proprietary Rights.

                  8.1 Trademark Rights. Licensor hereby grants to Licensee the exclusive right (excepting only the right of Licensor to use the name CHARMM itself for purposes of identifying the Academic Software Version, which is hereby reserved) to use a mutually agreeable distinctive variant or stylized version of the name "CHARMM" for purposes of marketing and promoting the Works and agrees to refrain from granting to any third party any right of any kind whatsoever to use the name CHARMM. Licensee shall have no right to use the name "Harvard" or "Harvard University" without the express written permission of Harvard. Licensee may, if it so elects, market the Works under a name of its own choosing.

                  8.2 Copyright and Proprietary Notices. Licensee shall reproduce and include copyright and proprietary notices on all copies of the Licensed Works in the same form and manner that such copyright and proprietary notices are included on the original copies thereof or in such other form and manner as may be agreed to by Licensor; provided, however, that Licensee may add its own copyright and proprietary notices to the Licensed Works. Licensee shall use its best efforts to ensure compliance herewith by all of Licensee's distributors.

                  8.3 Registrations. Licensor agrees to cooperate with Licensee in obtaining in Licensor's name for Licensee as exclusive licensee any patent, copyright, or other statutory protections for the Licensed Works in any country. Licensee agrees to reimburse Licensor for ordinary and necessary out-of-pocket expenses incurred by Licensor in connection with such cooperation.



                                      10.

         9.       Infringement by Others.

                  9.1 Notification. Each party shall notify the other of any infringements of rights in the Licensed Works that come to such party's attention.

                  9.2 Actions. In the event of any infringement of any rights granted to Licensee hereunder, Licensee shall have the first option to bring any action for such infringement on behalf of itself and Licensor, and Licensor shall cooperate fully with Licensee in such action. Licensee agrees to reimburse Licensor for ordinary and necessary out-of-pocket expenses incurred by Licensor in connection with such cooperation. In such event, Licensee shall bear the expenses of the action and shall retain any sums recovered in the action. If Licensee declines in writing to bring any such action, Licensor may proceed and shall bear all expenses of the action, and shall be entitled to retain all proceeds of such action.


         10. Protection of Confidential Information. Licensor shall not disclose any information received from Licensee pursuant to Section 7 to any party without Licensee's prior written consent, excepting financial information in such form as may be required by and for Licensor' s independent certified public accountants or as may be required in order to comply with governmental reporting requirements. The restrictions of this Section 10 shall not apply to information which: (a) is, at the time, in the public domain through no act of Licensor; or
(b) is lawfully known by Licensor from a source other than Licensee with no restriction of confidentiality.


         11.      Warranties and Indemnification.

                  11.1 Ownership Warranty. Except as discussed in Section 11.2, Licensor represents and warrants to Licensee that: (i) the Licensed Works are original with Licensor; (ii) to the best of its knowledge, the Licensed Works do not infringe upon any patent, copyright, trade secret or other proprietary rights of others; (iii) to the best of its knowledge, Licensor is the sole and exclusive owner of the Licensed Works, all rights therein, and the rights granted herein to Licensee; (iv) Licensor has not previously or otherwise granted any other rights in the Licensed Works to any third party which conflict with the rights herein granted to Licensee; and (v) Licensor has full power to grant the rights herein granted to Licensee.






                                      11.

         THE FOREGOING WARRANTY IS THE SOLE WARRANTY OF LICENSOR TO LICENSEE AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         11.2     Exceptions.

                  (a) It is understood that Author has made all or portions of the Original Works available pursuant to non-exclusive licenses for internal use by [*]. Licensor agrees to notify such companies of the execution of this Agreement and to cooperate to the extent required if such companies request that their licenses be transferred to Licensee. In addition, it is understood that Licensor has made all or portions of the Original Works available to the persons named on Exhibit H under arrangements which restrict their use to Non-Commercial Use only. It is understood that the contents of Exhibit H are incomplete as of the date of execution of this Agreement and that Licensor undertakes to complete the contents of Exhibit H promptly upon receipt of the relevant information from Author. Licensor agrees to write those persons listed in Exhibit H who have not signed Academic Software License Agreements confirming that the software which has been provided by Author is for Non-Commercial Use only.

                  (b) It is understood that the United States Government holds a non-exclusive license to use solely those blocks of code contained within the Original Works which are identified on Exhibit J, which constitute in the aggregate substantially less than the majority of the Original Works. Notwithstanding the foregoing and anything to the contrary contained herein,
Section 11.1 shall be construed to include a warranty that the rights granted Licensee pursuant to this Agreement with respect to the remainder of the blocks of code making up the Original Works shall in no way be impaired in the event that the United States Government exercises all or any part of its license rights with respect to those blocks of code identified on Exhibit J.

         11.3 Power and Authority. Each of Licensor and Licensee represents and warrants to the other that it has full legal power and authority to enter into this agreement and to carry out its obligations contained herein.

         11.4 Right of Set Off. In the event Licensee becomes subject to any claim, demand, or suit resulting from a breach of any of the warranties set forth above in Section 11.1, as qualified by Section 11.2, Licensee shall



*  CONFIDENTIAL TREATMENT REQUESTED

                                      12.

have the right to set off, as incurred, (a) its attorneys' fees and expenses arising from such claim, demand, or suit, (b) costs and damages awarded against it, in connection with any such claim, demand or suit, by any court or arbitrator having jurisdiction, or (c) the amount of any settlement concluded in connection with the same, against royalties otherwise due Licensor subsequent to the date of notice to Licensor of such claim, demand or suit. Licensor shall cooperate with Licensee by providing all available assistance and information necessary to enable Licensee to carry out its defense. Should the above costs exceed the royalties due in any particular calendar year, Licensee may offset the excess against royalties due in subsequent years.

                  In addition, Licensor shall be permitted, at its own option and expense: to procure for Licensee the right to continue the use of the Licensed Works subject to such claim, demand or suit; or having failed to obtain such right, to replace or modify such Licensed Works to make them non-infringing. If Licensor elects to replace or modify any of the Licensed Works, such replacement or modification shall substantially meet the performance and interface specifications of the replaced or modified Licensed Works. In the event Licensor declines to replace or modify the Licensed Works, Licensee may, upon written consent of Licensor, replace or modify a portion of the Licensed Works to eliminate any infringement. In the latter case, Licensee shall be entitled to set off against royalties otherwise due Licensor subsequent to the date of notice to Licensor of such claim, demand or suit, Licensee's actual costs incurred in connection with the replacement or modification of the Licensed Works. If such costs exceed the royalties due in any particular calendar year, Licensee may offset the excess against royalties due in subsequent years.

                  11.5 Combinations. Licensor shall have no liability for any claim of infringement based on Licensee's combination of the Licensed Works with programs or data not supplied by Licensor hereunder, if such claim would have been avoided by the use of the Licensed Works without such specific program or data.

                  11.6 Survival. The warranties and indemnities stated in this
Section 11 shall survive the expiration or termination of this Agreement.
Section 11.4 above states Licensor's exclusive liability to Licensee for breach of the warranties set forth in Section 11.1 and 11.2.


                                      13.

         12.      Term and Termination.

                  12.1 Term. This Agreement shall continue until terminated by written mutual consent of the parties unless earlier terminated as provided herein.

                  12.2 Termination for Non-Marketability. If Licensee determines that due to changes in market conditions or for any other reason Licensee will not, or will not continue to, market or distribute the Licensed Works, Licensee may terminate this Agreement at any time upon thirty (30) days' written notice to Licensor.

                  12.3 Termination for Breach; Bankruptcy. If either party materially breaches or fails to perform any obligation under this Agreement and fails to remedy such breach within thirty (30) days after receiving written notice of the breach from the other party, or if either party makes any assignment for the benefit of creditors, or if any bankruptcy, reorganization, or other proceeding under any bankruptcy or insolvency law is initiated by it, or is initiated against it and not dismissed or stayed within thirty days, the other party may terminate this Agreement effective upon notice. For purposes of this Section 12.3, Licensee's failure without cause to provide the research support called for by the terms of the Sponsored Research Agreement shall be deemed a material breach of this Agreement.


         13.      Effect of Termination.

                  13.1 Termination of License. Upon termination of this Agreement, all rights and licenses to the Licensed Works granted to Licensee hereunder shall, subject to Section 6.4, automatically cease, except that for a period not longer than [*], Licensee may continue to license pursuant to the terms of this Agreement a number of copies of the Works in Licensee 's inventory at the time of termination which does not exceed [*] and, except further, that Licensee may retain and use copies of any version of the Works for the purpose of providing support to its then-existing customers.

                  13.2 Survival of Obligations. The provisions of Sections 1, 2.3, 6.4, 8.3, 9.2, 10, 11, 12, 13, and 14 (and, if provided by Section 6.4,
Sections 2.1 and 8.1) shall survive termination of this Agreement and shall continue in full force and effect thereafter.



* CONFIDENTIAL TREATMENT REQUESTED

                                      14.

                  13.3 Survival of Customers' Rights. All rights and licenses granted by Licensee to third parties prior to termination shall continue indefinitely in full force and effect.

                  13.4 Option to Acquire Commercial Software Version. In the event this Agreement is terminated by Licensee pursuant to Section 12.2 or there is a final adjudication that this Agreement has been lawfully terminated by Licensor pursuant to Section 12.3, Licensor may elect by notice in writing to Licensee to transfer to itself and assume or to arrange for the transfer and assumption of the responsibility for the marketing and support for the Commercial Software Version, in which case Licensee shall grant to Licensor a license to all Licensee Improvements included in the most recent Commercial Software Version. Such license shall be in substance identical to that originally granted to Licensee except that royalty obligations in favor of Licensee shall be determined from the date of any such transfer as if Licensee were Licensor hereunder, based upon the proportion that the Licensee Improvements then bear to the whole of the Commercial Software Version.


         14.      General.

                  14.1 Notices. All notices, demands or consents required or permitted hereunder shall be in writing and shall be delivered, sent by telegram or telex, or mailed to the respective parties at the addresses set forth below or at such other address as shall have been given to the other party in writing for the purposes of this clause. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery, (ii) five days after mailing, addressed and postage prepaid, return receipt requested, or
(iii) one day after transmission by telex or telegram.

                  14.2 Waiver and Amendment. No waiver, amendment or modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

                  14.3 Assignment. Either party may assign this Agreement to an entity which acquires, directly or indirectly, substantially all of its assets or merges with it. Except as set forth herein, neither this Agreement nor any

                                       15.

rights hereunder, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  14.4 Governing Law. This Agreement shall be governed by the law of the Commonwealth of Massachusetts as such law is applied by Massachusetts courts to contracts between Massachusetts residents entered into and to be performed within the Commonwealth of Massachusetts.

                  14.5 Integration. This Agreement, including any attached Exhibits, constitutes the final, complete and exclusive agreement of the parties concerning the subject matter hereof, and supersedes any other communication related thereto.

                  14.6 Severability. In the event that any provision of this Agreement shall be unenforceable or illegal, such provision shall be deemed modified or, if necessary, deleted so that the entire Agreement shall not fail, but shall continue in force and effect.

                  14.7 Arbitration. With the exception of an action seeking injunctive relief for breach of Section 10 hereof, any dispute, controversy or claim arising out of or relating to this Agreement, the subject matter hereof, or the breach hereof shall be settled by binding arbitration in Boston, Massachusetts, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction.

                  14.8 Attorney's Fees. The prevailing party in any arbitration or judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs (including its share of arbitration fees) and its reasonable attorney's fees therein incurred.

                  14.9 Export.

                       (a) Licensor is familiar with and agrees to comply with all Export Administration Regulations of the United States Department of Commerce (and other United States government regulations relating to the export of technical data and equipment and product(s) produced therefrom) which are applicable to Licensee with regard to any distribution under Section 3.2(a) hereof by Licensor or





                                      16.

any distribution under Section 3.2(b) hereof which is directed by Licensor.

                  (b) Licensee is familiar with and agrees to comply with all Export Administration Regulations of the United States Department of Commerce (and other United States government regulations relating to the export of technical data and equipment and product(s) produced therefrom) which are applicable to Licensee with regard to any distribution of the Licensed Works.

                  (c) Licensor shall provide to Licensee all assistance reasonably necessary to obtain any United States or foreign import or export license relating to the Works.

         14.10 Products Liability Indemnity. Licensee agrees to indemnify, hold harmless and defend Licensor, its trustees, officers, faculty, employees and agents against any and all claims arising out of this Agreement in connection with any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property from or out of the possession, use or operation of the Licensed Works by the Licensee, or its customers, in any manner whatsoever.

         14.11 Certain Notices. Licensee agrees that the documentation accompanying the Licensed Works shall include the substance of the following acknowledgment and disclaimer: "Some portions of the licensed software were developed with support from the National Science Foundation (NSF) and The National Institutes of Health (NIH) under grant numbers: CHE-76-17569; CHE-79-20433; CHE-82-12921; EX00062; and GM30809, but such support does not imply the endorsement of NSF or NIH."

         14.12 Compliance With NSF Regulations. To the extent necessary for Licensor to comply with NSF Regulations, Licensee agrees to permit the NSF to examine, audit, and copy those of Licensee's records relative to those NSF-supported blocks of code described in Exhibit J.

         14.13 Rights and Remedies Cumulative. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

         14.14 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                                      17.

                  14.15 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


                                    AGREED:
THE PRESIDENT AND FELLOWS
OF HARVARD UNIVERSITY               /s/ Martin  Karplus
                                    ------------------------------------------
                                    Martin Karplus

                                    Address: 133 Irving St
                                            ----------------------------------
                                             Cambridge, MA 02158
/s/ Joyce Brinton                   ------------------------------------------
---------------------------         __________________________________________
Authorized Signature
Name: Joyce Brinton                 POLYGEN CORPORATION

Title: Director, Patents,
      ---------------------
  Copyrights & Licensing
---------------------------

Address: 1350 Mass. Ave.            /s/ Jeffrey M. Wales
        -------------------         ------------------------------------------
     Cambridge, MA 02138            Authorized Signature
---------------------------
___________________________         Name: Jeffrey M. Wales
                                         --------------------------------------

                                    Title: President & Chief Executive Officer
                                          -------------------------------------

                                    Address: 100 Fifth Avenue
                                             Waltham, MA 02154



                                      18.

                                   EXHIBIT A

                    DESCRIPTION OF DELIVERABLE DOCUMENTATION

                                                                     Exhibit A

Directory WORK01:[CHARMM.DOC19]

ANALYSIS.DOC:34         41
CHMIDX.DOC:28            5
CHMIDXSRT.DOC:28         5
COMMANDS.DOC:10          3
COMPARE.DOC:40          40
CONS.DOC:53             31
CORMAN.DOC:46           37
CORREL.DOC:26           61
DIR.DOC:18               3
DYNAMC.DOC:23           52
DYNANAL.DOC:30          39
ENERGY.DOC:77           23
GRAMPS.DOC:19           15
HBONDS.DOC:17           11
HBUILD.DOC:14           14
IMAGES.DOC:30           28
IMPLEM.DOC:57           67
IMFO.DOC:43             68
INTCOR.DOC:32           26
IO.DOC:95               61
MINIMIZ.DOC:15          26
MISCOM.DOC:21           25
MONITOR.DOC:6            7
NBONDS.DOC:46           31
PARMFILE.DOC:21         40
PLOT.DOC:13             19
RTOP.DOC:16              3
SEOUND.DOC:5             4
SCALAR.DOC:22            7
SELECT.DOC:30           14
STORAGE.DOC:45          68
STRUCT.DOC:32           24
SUPPORT.DOC:28          17
TABLE.DOC:39            63
TEST.DOC:5               6
USAGE.DOC:91            49
VIBRAN.DOC:94           91

Total of 37 files, 1124 blocks.

Directory WORK01:[CHARMM.DOC19]

INFO.DOC:43             68
INFO.EMA:110            47
INFO.TEC:77             12
INFO.TEC:76             12
INFOCH.COM:6             2
INFOCH.EMA:33           26
INFOCH.TEC:21            7

Total of 7 files, 174 blocks.

Directory WORK01:[CHARMM.DOC19]

COMMANDS.OUT:1          769
IMPLEM.OUT:1            135
SUPPORT.OUT:1            29
USAGE.OUT:1              91


Total of 4 files, 1024 blocks.

                                   EXHIBIT B

                            SOFTWARE SPECIFICATIONS

                                                                     EXHIBIT B


Directory WORK01:[CHARMM]

CHARMM.EXE:1            2410
CHARMM.OLB:1            3770

Directory WORK01:[CHARMM.SOURCE19]

CHARMM.FLX;5    101
USERSB.FLX;1     14

Total of 2 files, 115 blocks.


Directory WORK01:[CHARMM.SOURCE19.ANAL]

ADATST.FLX;1     54
ADDTAB.FLX;1     62
ANALYS.FLX;1     52
ANARRAY.FLX;1    30
APRINT.FLX;1    52
ASTRING.FLX;1    11
AUTIL.FLX;1      53
BLOFTB.FLX;1     97
BLDTAB.FLX;1     46
COMPAR.FLX;1    121
DELTAB.FLX;1     30
DYNANAL.FLX;1    80
DYNCOM.FLX;1     62
GTCLCO.FLX;1     59
GTSNDT.FLX;1     75
HOMOL.FLX;1      20
PLOT.FLX;1       37
PLOTLP.FLX;1     34
PRESOT.FLX;1     71
SELECT.FLX;1     14

Total of 20 files, 1060 blocks.


Directory WORK01:[CHARMM.SOURCE19.CORREL]

ANACOR.FLX;1     26
CORDYN.FLX;2     32
CORFUN.FLX;2     20
CORREL.FLX;2     51
CORRIO.FLX;2     24
MANCOR.FLX;2      3
MANTIM.FLX;2     29

Total of 7 files, 185 blocks.


Directory WORK01:[CHARMM.SOURCE19.DYNAMC]

DCNTRL.FLX;1     36
DYNAMC.FLX;2     24
DYNLNG.FLX;1      5
DYNSUB.FLX;1     34
DYNUTIL.FLX;1    40
TRNPHI.FLX;1     26

Total of 6 files, 165 blocks.


Directory WORK01:[CHARMM.SOURCE19.ENERGY]

ABNER.FLX;1      41
[illegible]      [illegible]

ENERFAST.FLX.1                   [illegible]
ENERGY.FLX;2                     25
ENSTZ.FLX;1                      61
INTERE.FLX;1                     14
MINMIZ.FLX;1                     27
PRINTE.FLX;2                     11

Total of 12 files, 445 blocks.

Directory WORK01:[CHARMM.SOURCE19.GENER]


GENPSF.FLX;2                     49
HBONDS.FLX;2                     56
MODPSF.FLX;2                     79
NBONDS.FLX;2                    101
UPDATE.FLX;2                     53

Total of 5 files, 338 blocks.


Directory WORK01:[CHARMM.SOURCE19.IMAGE]


IMAGES.FLX;1                     55
IMAGIO.FLX;1                     31
UPIMAG.FLX;1                     86

Total of 3 files, 172 blocks.


Directory WORK01:[CHARMM.SOURCE19.IO]


COORIO.FLX;2                     41
PARMIO.FLX;2                     85
PSFRES.FLX;1                     29
RTFIO.FLX;1                      71

Total of 4 files, 226 blocks.


Directory WORK01:[CHARMM.SOURCE19.MANIP]


CORMAN.FLX;2                     55
CORMAN2.FLX;2                    39
CSTRAN.FLX;1                     38
INTCOR.FLX;3                     65
INTCOR2.FLX;2                    55
RGYR.FLX;1                       17
ROTLSQ.FLX;1                     28
SCALAR.FLX;2                     31
SHAKE.FLX;1                      26

Total of 9 files, 354 blocks.


Directory WORK01:[CHARMM.SOURCE19.MISC]


DRAWSP.FLX;1                      7
EEXEL.FLX;1                      30
ETABLE.FLX;1                     18
GRAMPS.FLX;1                     85
ABUILD.FLX;1                     85
NOE.FLX;2                        27
POWELL.FLX;1                     38
SBOUND.FLX;1                     31
SURFAC.FLX;1                     34
TESTCH.FLX;1                     32
[illegible]

Directory WORK01:[CHARMM.SOURCE19.[illegible]]

CHUTIL.FLX;1    19
DATSTR.FLX;1    31
DIAGQ.FLX;1     29
MISCOM.FLX;1    44
SELCTA.FLX;1    64
SORT.FLX;1      22
STRING.FLX;2    80
UTIL.FLX;1      34

Total of 9 files, 341 blocks.


Directory WORK01:[CHARMM.SOURCE19.VAX]

EVDWF.FLX;1     15
VAXDEP.FLX;1    33

Total of 2 files, 48 blocks.


Directory WORK01:[CHARMM.SOURCE19.VIBPAN]

GAUSHS.FLX;1    68
NRAPH.FLX;1     21
PFSUBS.FLX;2    59
QUASI.FLX;1     10
REDBAS.FLX;2    22
VIBCOM.FLX;1    17
VIBIO.FLX;2     39
VIBRAN.FLX;2    73
VIBSUB.FLX;1    59
VIBUTIL.FLX;2   53

Total of 10 files, 421 blocks.

Grand total of 13 directories, 99 files, 4257 blocks.

Directory Work01:[CHARMM.SOURCE19.F0M]

BASES.FCM:1             1
CMDPAR.FCM:1            1
CNST.FCM:1              6
CODE.FCM:1              2
COMAND.FCM:1            1
CONSTA.FCM:1            4
CONTRL.FCM:1            3
COORD.FCM:1             1
COORDC.FCM:1            2
CSTACK.FCM:1            1
CTITLA.FCM:1            1
DEFLTS.FCM:1            8
DERIV.FCM:1             1
ENACCM.FCM:1            4
ENER.FCM:1              6
ETABLE.FCM:1            2
FAST.FCM:1              1
GRAMPS.FCM:1            1
HBONO.FCM:1             4
HEAP.FCM:1              1
HEAPPR.FCM:1            1
IAVXV.FCM:1             6
ICNST.FCM:1             1
ICODE.FCM:1             1
ICOMP.FCM:1             3
ICOOR.FCM:1             1
IHBND.FCM:1             1
IICAV.FCM:1             7
IICNST.FCM:1            1
IICODE.FCM:1            1
IICOOR.FCM:1            1
IIMGND.FCM:1            1
IIPARM.FCM:1            2
IIPSF.FCM:1             3
IMAGE.FCM:1            11
IMPNON.FCM:1            1
IMPNONE.FCM:1           7
INBND.FCM:1            13
INTCR.FCM:1             4
IPARM.FCM:1             2
IPAXV.FCM:1             3
IPSF.FCM:1              2
ISLCT.FCM:1             3
ITABL.FCM:1             9
ITBST.FCM:1             4
NOE.FCM:1               3
PARAM.FCM:1            11
PSF.FCM:1              11
REAWRI.FCM:1            1
RTF.FCM:1              14
SBOUND.FCM:1            3
SCALAR.FCM:1            1
SELCTA.FCM:1            2
SMAKE.FCM:1             3
STACK.FCM:1             1
STREAM.FCM:1            1
STRING.FCM:1            2
[illegible]

Total of [illegible] files, [illegible] blocks

Directory WORK01:[CHARMM.SUPPORT19.FLECS.VAX]
------------------------------------------------------------------------


CVAX.FLI:1                    163
------------------------------------------------------------------------
CVAX.FLX:4                     99
CVAX.FOR:1                    314
EXAMPLE.FLX:3                   6
------------------------------------------------------------------------
FLECS.EXE:1                    57
FLECS.MLP:5                     5
FLECS.TXT:4                     9
------------------------------------------------------------------------
FLIFIX.EXE:49                  18
FLIFIX.FLI:2                   33
FLIFIX.FLX:1                   21
------------------------------------------------------------------------
FLIFIX.FOR:2                   56
MAKE.COM:1                      1
SCVAX.FLI:1                    74
------------------------------------------------------------------------
SCVAX.FLX:35                   52
SCVAX.FOR:1                    72

------------------------------------------------------------------------


Directory WORK01:[CHARMM.TEST19]

00READ.ME;1              1
B.TEC;1                  1
BRBTEST.COM;1            1
BRBTEST.CRD;1            2
BRBTEST.INP;1            3
BRBTEST.OUT;2          112
BRBTEST.OUT;1          112
BREAKDYN.TEC;1           1
CLEAN.COM;1              1
CONSTEST.COM;1           1
CONSTEST.INP;1           8
CONSTEST.OUT;1         139
CONTROL.COM;1            1
CONTROL.INP;1            1
CONTROL.OUT;1            6
CORREL.DIR;1             1
DEP727.PFD;1             2
DEPMIN.CRD;1             2
DEPM00P7.BIN;1          13
DJSTEST.COM;1            1
DJSTEST.CRD;1           12
DJSTEST.INP;2            7
DJSTEST.OUT;2            2
DJSTEST.OUT;1          132
DOALL.COM;2              3
DYNTEST1.COM;1           1
DYNTEST1.INP;3          11
DYNTEST1.OUT;2         677
DYNTEST1.TRN;1           5
DYNTEST2.COM;1           1
DYNTEST2.INP;2          11
DYNTEST2.OUT;1         664
ENBTEST.COM;1            1
ENBTEST.INP;1           18
ENBTEST.OUT;1          157
ENERTEST.COM;1           1
ENERTEST.CRD;1          82
ENERTEST.INP;7           6
ENERTEST.OUT;1          51
FOR024.DAT;4            19
FOR024.DAT;3            19
FOR024.DAT;2            19
FOR024.DAT;1            19
FOR034.DAT;4            27
FOR034.DAT;3            27
FOR034.DAT;2            27
FOR034.DAT;1            27
GENERTEST.COM;1          1
GENERTEST.INP;1          1
GENERTEST.OUT;1         31
H20TST.COM;1             1
H20TST.CRD;1             1
H20TST.INP;1             2

HBMECOMP.COM:1             1
HBMBCOMP.INP:2            20
HBMBCOMP.CUT:1           567
HBMBCOMP.TM1:1            96
HBONDTEST.COM:1            1
HBONDTEST.INP:1           25
HBONDTEST.OUT:1          164
HBUILDST2.COM:1            1
HBUILDST2.INP:1           22
HBUILDST2.OUT:1          142
ICTEST.COM:1               1
ICTEST.INP:3               6
ICTEST.OUT:1             110
IMBETASH.COM:1             1
IMBETASH.CRD:1             2
IMBETASH.IMG:1             1
IMBETASH.INP:1             3
IMBETASH.MOD:1             2
IMBETASH.OUT:1            71
IMH2OTEST.COM:1            1
IMH2OTEST.CRD:1           39
IMH2OTEST.IMG:1            3
IMH2OTEST.INP:2            2
IMH2OTEST.OUT:1           64
IMST2TEST.COM:1            1
IMST2TEST.CRO:1           39
IMST2TEST.IMG:1            3
IMST2TEST.INP:1            3
IMST2TEST.OUT:1           25
IMTEST.COM:1               1
IMTEST.CRD:1               9
IMTEST.IMG:1               1
IMTEST.INP:1               2
IMTEST.MOD:1               2
IMTEST.OUT:1              78
LANGTEST1.COM:1            1
LANGTEST1.INP:1            3
LANGTEST1.OUT:1          244
LANGTESTN.INP:1            4
LSQPTEST.COM:2             1
LSQPTEST.INP:1             4
LSQPTEST.OUT:1            29
MAATEST.COM:1              1
MAATEST.CRD:1              3
MAATEST.INP:1             18
MAATEST.OUT:1            144
NANATST1.COM:1             1
NANATST1.CRD:1            47
NANATST1.HBD:1             7
NANATST1.INP:1            15
NANATST1.MOD:1             45
NANATST1.OUT:1            746
NANATST2.CHR:1            60
NANATST2.COM:1             1
NANATST2.INP:1             8
NANATST2.OUT:1           550
NANATST2.PSF:1            56
NANATST3.COM:1             1
NANATST3.HBD:1             4
NANATST3.INP:1            33
NANATST3.OUT:1          1542

PARTEST.COM;5                   1
PARTEST.INP;1                   2
PARTEST.OUT;3                   164
PARTEST.PAR;3                   27
PARTEST.RTF;1                   24
PATCHTEST.COM;1                 1
PATCHTEST.INP;1                 7
PATCHTEST.OUT;1                 79
PFTEST.COM;1                    2
PFTESTA.INP;1                   3
PFTESTA.OUT;1                   32
PFTESTA.PFD;1                   4
PFTESTB.INP;1                   3
PFTESTB.OUT;1                   44
PFTESTB.PFD;1                   3
PFTESTC.INP;1                   4
PFTESTC.OUT;1                   145
PFTESTC.PFD;1                   3
PFTESTC.PFR;6                   4
PFTESTC.PFR;5                   5
PFTESTC.PFR;4                   18
PHPARM.INP;1                    3
PHPARM.MOD;1                    6
PHPARMA.INP;1                   4
PHPARMA.MOD;1                   6
PHPARMB.INP;1                   4
PHPARMB.MOD;1                   7
PHPARMC.INP;1                   4
PHPARMC.MOD;1                   6
PHTOP.INP;1                     6
PHTOP.MOD;1                     5
POWELLTES.COM;1                 1
POWELLTES.INP;1                 3
POWELLTES.MAN;1                 81
POWELLTES.OUT;1                 43
POWELLTES.SOL;1                 4
PSFTEST.COM;1                   1
PSFTEST.INP;1                   2
PSFTEST.OUT;1                   19
PSFTEST.PSP;4                   18
QUASI.AVE;4                     1
QUASI.COM;1                     1
QUASI.INP;1                     3
QUASI.OUT;1                     195
RGYRTEST.COM;2                  1
RGYRTEST.INP;1                  2
RGYRTEST.OUT;1                  14
RIGIDST2.COM;1                  1
RIGIDST2.INP;1                  5
RIGIDST2.OUT;1                  87
RTFTEST.COM;2                   1
RTFTEST.DNA;1                   1
RTFTEST.INP;1                   2
RTFTEST.OUT;1                   14
RTFTEST.PSF;5                   22
RTFTEST.PSP;5                   79
RTFTEST.RTF;1                   106

[illegible]
SBDTEST2.INP;1                 [illegible]
SBDTEST2.OUT;1                 83
SBDTEST2.POT;1                 61
SBPGENTST.COM;1                 1
SBPGENTST.INP;1                 1
SBPGENTST.OUT;1                 9
SBPGENTST.SBT;1                 2
SIMP.COM;1                      1
SIMP.CRD;1                      2
SIMP.INP;1                      1
SIMP.OUT;1                     15
ST2TEST.COM;1                   1
ST2TEST.CRD;1                  39
ST2TEST.INP;2                   2
ST2TEST.OUT;1                  47
SURFTST.CHR;1                  12
SURFTST.COM;1                   1
SURFTST.INP;1                   2
SURFTST.OUT;1                  21
SYSTEM.GIN;10                   1
TEST.ANA;1                      4
TEST.AUT;1                      2
TEST.COM;1                      1
TEST.CRD;1                      7
TEST.HBO;1                      2
TEST.INP;1                      7
TEST.JFM;2                      1
TEST.OUT;5                    145
TEST.OUT;4                    145
TEST.OUT;3                     61
TEST.OUT;2                    145
TEST.OUT;1                    145
TEST.PSF;1                     28
TESTCONS.CMX;1                  1
TESTCONS.COM;1                  1
TESTCONS.INP;1                  5
TESTCONS.MOD;1                 26
TESTCONS.OUT;1                 59
TESTGRA.COM;1                   2
TESTGRA.GIN;4                   1
TESTGRA.INP;1                   4
TESTGRA.OUT;1                  31
TESTGRA2.GIN;4                  1
TESTGRA2A.QIX;4                43
TESTGRA2B.QIX;4                10
TESTGRA2H.QIX;4                 3
TESTGRA2N.QIX;4                 7
TESTGRA2T.PIX;4                 1
TESTGRA3.GIN;4                  1
TESTGRA3B.PIX;4               109
TESTGRA3L.PIX;4                83
TESTGRA3T.PIX;4                 3
TESTGRAA.PIX;4                  3
TESTGRAB.PIX;4                 28
TESTGRAH.PIX;4                  7
TESTGRAL.PIX;4                 24
TESTGRAN.PIX;4                 20
TESTGRAT.PIX;4                  1
TESTSEL2.COM;1                  1
TESTSEL2.INP;1                  7
TESTSEL2.OUT;1                 69
TIPSTEST1.COM;1                 1

------------------------------------------------------------

TRNP4I.INP;1                             4
TRNPHI.OUT;1                           180
VIBRAN.COM;1                             1
------------------------------------------------------------
VIBRAN.GIN;4                             1
VIBRAN.INP;1                             8
VIBRAN.OUT;1                           288
------------------------------------------------------------
VIBRANB.QIX;4                            4
VIBRANT.PIX;4                            1
VIBRTST.BAS;1                           13
------------------------------------------------------------
VIBRTST.COM;1                            1
VIBRTST.CRD;1                            2
VIBRTST.INN;1                            2
------------------------------------------------------------
VIBRTST.INP;1                            9
VIBRTST.OUT;2                          242
VIBWAT.COM;1                             1
------------------------------------------------------------
VIBWAT.INP;1                             3
VIBWAT.OUT;1                            27

------------------------------------------------------------
Total of 278 files, 12235 blocks.

Directory WORK01;[CHARMM.TEST19.CORREL]
------------------------------------------------------------
CORTST.AAA;1                             6
CORTST.BBB;1                             6
------------------------------------------------------------
CORTST.CCC;1                             3
CORTST.COM;3                             1
CORTST.INP;13                            3
------------------------------------------------------------
CORTST.OUT;35                           12
COS.DIR;1                                1
DUMP.EXE;1                               6
------------------------------------------------------------
DUMP.FLX;6                               2
FOR080.DAT;1                             8
FOR081.DAT;1                             8
------------------------------------------------------------
FOR082.DAT;1                             8
FOR083.DAT;1                             8
FOR084;DAT;1                             8
------------------------------------------------------------
FOR085.DAT;1                             8
FOR086.DAT;1                             8

------------------------------------------------------------
Total of 16 files, 101 blocks.

Directory WORKO1;[CHARMM.TEST19.CORREL.COS]
------------------------------------------------------------
MAKTIM.EXE;3                             5
MAKTIM.FLX;5                             2
------------------------------------------------------------
PLOTW.STR;6                              1
TEST.COM;3                               1
TEST.INP;39                              3
------------------------------------------------------------
TEST.OUT;42                             14
TEST2.COM;2                              1
TEST2.IMP;17                             2
------------------------------------------------------------
TEST2.OUT;19                            15

Total of 9 files, 45 blocks.
------------------------------------------------------------
Grand total of 3 directories, 303 files, 12331 blocks.
------------------------------------------------------------

 Directory WORK01:[CHARMM.TOPPAR19]
 ----------------------------------




 AMBONATOP.INP;1        45
 AMBERPARM.INP;25       51
 AMBERPARM.MOD;2        49
 AMBERTOPM.INP;46       87
 AMBERTOPH.MOD;1        51
*PARALLM19.INP;12       16
*PARAM19.INP;12         37
*PARAM19.MOD;1          24



 PARDNA10.INP;11        39
 PARDNA10.MOD;2         34

 PARMDNAK.INP;16        31
 PARMDNAK.MOD;2         20
 PARNAH1.INP;6          41
 PARNAH1.MOD;2          27
 PARNAH1E.INP;1         27
 PARWAT.INP;3            2
 PARWAT.MOD;1            6

*TOPALLH19.INP;4        59

 TOPALLH2.INP;6         48



*TOPH19.INP;21          96
*TOPH19.MOD;1           57
 TOPNAH1.INP;4         103
 TOPNAH1E.INP;1         63
 TOPNAH1R.INP;6        108
 TOPNAH1R.MOD;1         59
 TOPRNA10.INP;2         89
 TOPRNA10R.INP;3        91
 TOPRNA10R.MOD;1        51
 TOPRNAK.INP;3          42
 TOPRNAK.MOD;1          24
 TOPTRNAK.INP;21        54
 TOPWAT.INP;1            2
 TOPWAT.MOD;1            2

Total of 46 files, 2126 blocks.

                                   EXHIBIT C

                         LOANER COPY LICENSE AGREEMENT
                                  for Harvard

               POLYGEN STANDARD SOFTWARE LICENSE AGREEMENT (U.S.)
                                   Rev. 85.1
                              Modified As Follows:

1. Paragraph 4.1 - It is agreed that the definition of "Equipment" shall consist of a valid Digital Equipment Corporation VAX configuration.

2. Paragraph 6.1(b) - Add the phrase " . . .and shall exert reasonable efforts to obtain compliance by its employees." to the first sentence.

3. Paragraphs 10.1, 10.2, and 10.3 - Strike in their entirety, and replace with the following text:

         "Customer agrees that the Software constitutes Polygen Proprietary Information and shall exercise the same standard of care with respect to protecting Polygen's ownership interest therein as Customer does with respect to its own proprietary information. To this end, Customer agrees to provide appropriate notice to all authorized persons who are permitted access to the Software of Polygen's exclusive ownership rights therein.

         Notwithstanding the foregoing, Polygen Proprietary Information does not include information which:

         (a) becomes available without fault of Customer and without the fault of any person, firm, or corporation having apparent authority to act for Customer;

         (b) is rightfully obtained by Customer from a third party without restrictions as to disclosure;

         (c) is shown by written record to have been developed by customer, independently of Polygen;

         (d) is shown by written record to have been known or available to Customer without restriction as to disclosure at the time of receipt from Polygen; or

         (e) is generally furnished to others by Polygen without restriction on disclosure.

4.       The "Customer" notice address shall be as follows:

               -        Dr. Martin Karplus
                        Department of Chemistry
                        Harvard University
                        12 Oxford Street
                        Cambridge, MA 02138

               with copy to:

                        Ms. Joyce Brinton
                        Director - Office for Patents,
                            Copyrights and Licensing
                        Holyoke Center, 449
                        1350 Massachusetts Ave.
                        Cambridge, MA 02136

5. In the event of any conflict between this Agreement and the Software License Agreement by and between Polygen, Harvard University and Dr. Martin Karplus dated December 10, 1985 (the "Harvard-Polygen Agreement"), it is agreed that the terms of the Harvard-Polygen Agreement shall prevail.

                                       2.

                                   EXHIBIT C

                         LOANER COPY LICENSE AGREEMENT
                        for Licensees other than Harvard

               POLYGEN STANDARD SOFTWARE LICENSE AGREEMENT (U.S.)
                                   Rev. 85.1
                              Modified As Follows:

1. Paragraph 5.2(b) - Insert the stylized version of the name "CHARMM" which is used to market the software.

2. Paragraph 6.1(b) - Add the phrase " . . .and shall exert reasonable efforts to obtain compliance by its employees." to the first sentence.

3. Paragraphs 10.1, 10.2, and 10.3 - Strike in their entirety, and replace with the following text:

         "Customer agrees that the Software constitutes Polygen Proprietary Information and shall exercise the same standard of care with respect to protecting Polygen's ownership interest therein as Customer does with respect to its own proprietary information. To this end, Customer agrees to provide appropriate notice to all authorized persons who are permitted access to the Software of Polygen's exclusive ownership rights therein.

         Notwithstanding the foregoing, Polygen Proprietary Information does not include information which:

         (a) becomes available without fault of Customer and without the fault of any person, firm, or corporation having apparent authority to act for Customer;

         (b) is rightfully obtained by Customer from a third party without restrictions as to disclosure;

         (c) is shown by written record to have been developed by Customer, independently of Polygen;

         (d) is shown by written record to have been known or available to Customer without restriction as to disclosure at the time of receipt from Polygen; or

         (e) is generally furnished to others by Polygen without restriction on disclosure.

                                   EXHIBIT D

                  ACADEMIC SOFTWARE VERSION LICENSE AGREEMENT

                   HARVARD UNIVERSITY DEPARTMENT OF CHEMISTRY

Dear:

         In consideration of $400 to be paid with a check made payable to Harvard University (hereinafter referred to as the "LICENSOR") and sent to The Office for Patents, Copyrights & Licensing at Harvard University, and upon receipt of a copy of this license duly signed by your institution (hereinafter referred to as the "LICENSEE"), one copy of the Academic Software Version of CHARMM (Copyright 192 _ [indicate year] by the President and Fellows of
Harvard University), Version __ [indicate Version No.], a system of computer programs for macromolecular energy minimization and dynamics, will be delivered to you. The computer programs and the magnetic tape on which the programs are delivered, as well as any modifications or derivative works made by the LICENSEE, are hereinafter referred to collectively as the "SOFTWARE"; an approximate descriptive list of the information contained on the magnetic tape is given in Appendix A (attached).

         Terms

         1. A non-exclusive nontransferable license is granted to the LICENSEE to install and use the SOFTWARE on a _______ [indicate machine type] or compatible computer system located at LICENSEE's institution to which the LICENSEE has authorized access. Use of the SOFTWARE is restricted to the LICENSEE and collaborators at his institution who have agreed to accept the terms of this license.

         2. The LICENSOR retains exclusive ownership of all materials (including SOFTWARE and documentation) delivered to the LICENSEE. Any modification or derivative works based on the SOFTWARE are considered part of the SOFTWARE and ownership thereof is retained by the LICENSOR. Annual reports of such modifications or derivative works are to be made to the LICENSOR.

         3. The LICENSEE shall not use the SOFTWARE for any purpose (research or otherwise) that is supported by a "for profit" organization without prior written authorization from the LICENSOR.

         4. The LICENSEE shall not disclose in any form either the delivered SOFTWARE or any modifications or derivative works based on the SOFTWARE to third parties without prior written authorization from the LICENSOR.

         5. The LICENSEE may make a reasonable number of copies of the SOFTWARE for the purposes of backup, maintenance of the SOFTWARE, or the development of derivative works based on the SOFTWARE. These additional copies will carry the copyright notice and will be subject to the terms of, and controlled by this license, and will be destroyed by the LICENSEE upon termination of this license.

         6. If the LICENSEE receives a request to furnish all or any portion of the SOFTWARE to any third party, he will not fulfill such a request and will refer it in writing to the LICENSOR.

         7. Documented written requests from LICENSEE for additional source code on which the delivered SOFTWARE is based (see Appendix A) can be made to the LICENSOR; such source code will be subject to and controlled by the terms of this license; any such request will be honored at the sole discretion of the LICENSOR.

         8. THE LICENSEE AGREES THAT THE SOFTWARE Is FURNISHED ON AN "AS IS" BASIS AND THAT THE LICENSOR IN NO WAY WARRANTS THE SOFTWARE OR ANY OF ITS RESULTS AND IS IN NO WAY LIABLE FOR ANY USE LICENSEE MAKES OF THE SOFTWARE.

         9. LICENSEE agrees that any reports or publications of results obtained with the SOFTWARE will acknowledge its use by an appropriate citation. Until further notice this would refer to the CHARMM program as obtained from the LICENSOR. One copy of each of such reports or publications will be supplied to the LICENSOR.

         10. The term of this license shall be 5 (five) years from the date of the signing of this license. Upon termination of this license, all SOFTWARE and other materials delivered to the LICENSEE shall be returned to the LICENSOR or destroyed by the LICENSEE if so desired by the LICENSOR.

                                     2.

         To evidence your acceptance of the terms and conditions set forth above, please sign in the indicated space and return this letter and your check to the Office for Patents, Copyrights and Licensing, Holyoke Center, 1350 Massachusetts Avenue, Room 449, Cambridge, MA 02138.

                                            Sincerely yours,

                                            Martin Karplus
                                            Department of Chemistry
                                            Harvard University

                                            Joyce Brinton
                                            Director, Office for
                                             Patents, Copyrights and
                                             Licensing

READ AND APPROVED:

_______________________________   Licensee Organization

_______________________________   Name and Signature

_______________________________   Title

_______________________________   Date

                                       3.

                                   EXHIBIT E

                           END-USER LICENSE AGREEMENT

                           POLYGEN DOMESTIC SOFTWARE

                     - LICENSE AGREEMENT (U.S.) - REV. 85.1



         LICENSE AGREEMENT (hereinafter referred to as "Agreement") made this ____ day of ______________ , 19__, between POLYGEN CORPORATION, a Delaware corporation with its principal office located at 100 Fifth Avenue, Waltham, Massachusetts (hereinafter referred to as "Polygen"), and __________________________________________ , a _________________ corporation with its principal office located at _____________________________ (hereinafter referred to as "Customer").

WITNESSETH


1.1 WHEREAS, Polygen has the right to distribute certain proprietary Software (as that term is defined under this Agreement) which, when used with Equipment (as that term is defined under this Agreement), functions as a system for the design and analysis of chemical structures.

1.2 WHEREAS, Polygen is willing to license the use of such Software to Customer solely upon the terms and conditions set forth in this Agreement, with the understanding that Customer shall thereby enter into a confidential relationship with Polygen with respect to the subject matter of the Software, and

1.3 WHEREAS, the respective parties hereto warrant that they have full authority to enter into this Agreement,

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, Polygen and Customer do hereby mutually covenant and agree as follows:

TERM

2.1 This Agreement is made for an initial term of two (2) years commencing on the earlier of the date first written above or execution of the attached "Licensee Statement of Acceptance" (Appendix B), and shall be deemed renewed from year to year thereafter unless terminated by either party upon at least thirty (30) days written notice given by one party to the other prior to the end of the initial or any renewal term hereof.

CONTENTS OF THE AGREEMENT

3.1 This Agreement constitutes the entire agreement and understanding between the parties in reference to the subject matter of this Agreement. Any and all discussions, promises, representations or understandings related to the subject matter of this Agreement, whether written or oral, shall be void and without effect to the extent not expressly set forth herein. The following Appendices are incorporated herein by reference and shall be considered an integral part of this Agreement:

         Appendix A:       Acceptance Test Procedure
         Appendix B:       Licensee Statement of Acceptance
         Appendix C:       Licensee Statement of Return
         Appendix D:       Employee Statement of Return
         Appendix E:       Polygen License Quotation
         Appendix F:       Polygen Training Policy
         Appendix G:       Required Minimum Equipment Configuration
         Appendix H:       Polygen Software Price Schedule
         Appendix I:       CPU Identification Schedule

3.2 This Agreement, as hereinabove defined, shall be known and designated as the "Polygen Standard Software License Agreement (U.S.) - Rev. 85.1."

EQUIPMENT DEFINITION

4.1 The required configuration of computer hardware and associated peripheral devices with respect to which (a) the Software is licensed for use by Customer hereunder and (b) upon or in which Polygen is obliged to install the Software shall be as set forth in the attached "Required Minimum Equipment Configuration" (Appendix G) which shall hereinafter be defined and referred to as "Equipment".

         Customer agrees to make available for the installation of the Software at Customer's Design Site or Sites identified in the attached "CPU Identification Schedule" (Appendix I) within sixty (60) days following execution of this Agreement, or, if different, the installation date specified in the attached "Polygen License Quotation" (Appendix E), either (a) solely those items of Equipment described in the attached "Required Minimum Equipment Configuration" (Appendix G) or (b) solely those items of Equipment described in any different or alternative equipment configuration which shall have been agreed to in writing by the parties by way of a modification made to Appendix G of this Agreement in accordance with the procedures set forth in paragraph 17.1 hereof no later than fifteen (15) days following execution of this Agreement, or ten (10) days prior to any installation date scheduled pursuant to paragraph
12.1 hereof, whichever date occurs first.

                                       2.

         Customer agrees to place the Equipment under Polygen or applicable manufacturers' authorized on-site maintenance arrangements at its own expense effective no later than the date on which Customer gives Polygen written notice of installation site readiness pursuant to the provisions of paragraph 12.1 hereof.

SOFTWARE DEFINITION

5.1 Those software programs identified immediately below in the form described by the applicable Program Reference Guides identified at paragraph 5.2 below, are being licensed for use by Customer solely under the terms of and subject to the conditions of this Agreement, and shall be collectively referred to and defined hereunder as "Software:"

A.       The CHEMX(TM) Program

B.       The CHARMM(TM) Program

C.       The HYDRA(TM) Program

5.2 The Program Reference Guides referred to in paragraph 5.1 above are as follows:

LICENSE

6.1 Polygen grants to Customer a non-exclusive, non-transferable license to use the Software as herein defined (including any and all enhancements to or revisions thereof released generally by Polygen to Software licensees during the term of this Agreement) in connection with the Equipment as herein defined for the purpose of analyzing, designing, and documenting electronics packaging applications in the manner set forth in the applicable Program Reference Guides, subject to the following conditions and limitations:

         (a) Customer shall use the Software only in connection with the Central Processing Unit(s) whose serial number(s) is (are) identified in the attached "CPU Identification Schedule" (Appendix I) (hereinafter referred to as "CPU"). With respect to all CPUs upon which Software is installed, Customer shall provide Polygen with thirty (30) days advance written notice of Customer's transfer of the use of such Software and CPU(s) to a different Design Site and the specific location thereof.

                                       3.

         (b) Customer shall not copy, reproduce, or duplicate the Software or any documentation relating thereto by any means whatsoever except for archive or emergency restart purposes, without having first obtained Polygen's written consent. Notwithstanding the foregoing, any such otherwise authorized copy, reproduction, or duplication of the Software or any documentation relating thereto shall be deemed unauthorized and shall constitute a breach of this Agreement, unless all Polygen copyright, trademark, and proprietary notices contained upon or within the original Software or documentation are incorporated therein.

         (c) Customer shall not permit or suffer the use of the Software by any person, firm, or corporation, other than a corporation more than 50% of whose voting stock is owned by Customer (hereinafter referred to as "Affiliated Company"), or any otherwise Polygen-licensed user of the Software, in which case Customer may provide such Affiliated Company or Polygen-licensed user with time-sharing or batch-service use of the Software only.

         (d) Customer shall not modify or suffer the modification of the Software by any person, firm, or corporation, whether or not an Affiliated Company, parent, or subsidiary of Customer, nor shall Customer otherwise disclose the contents of the Software to any person, firm, or corporation other than employees of Customer who are on Customer's premises for purposes specifically related to Customer's otherwise authorized use of the Software.

         (e) Customer shall not use the Software in connection with the operation of what is known in the trade as a "commercial service bureau."

         (f) Customer shall not add to, expand, alter, or modify the Equipment with respect to which the Software was originally installed without Polygen's prior written consent.

         (g) Customer agrees that use of the Software shall be subject to the terms of the "Polygen Software Price Schedule" (Appendix H) regarding Customer's liability for payment of Initial and Monthly License Fees and that Customer shall acquire no right to use the Software upon or in connection with any CPU, except in accordance with this Agreement and in particular, but not by way of limitation, upon Customer's timely payment to Polygen of those Initial and Monthly License Fees then applicable to the use of the Software upon or in connection with each such CPU.

                                       4.

TRAINING

7.1 Polygen shall provide training to Customer in the use of the Software licensed under this Agreement in accordance with the terms of the attached "Polygen Training Policy" (Appendix F).

WARRANTY

8.1 Polygen warrants (a) that it has the right to enter into this Agreement; (b) that the Software and all improvements thereto, including but not limited to Software enhancements and revisions, will operate in accordance with the applicable Program Reference Guides, as the same may be revised from time to time; (c) that Customer's use of the Software solely in accordance with the terms of this Agreement will not in and of itself infringe or violate any third party's rights under any patent, copyright, trademark, or trade secret; and (d) that the Software shall be capable of performing the then current "Acceptance Test Procedure" applicable to the Software which is in effect for purposes of initial acceptance under the then current form of standard Polygen Software license agreement, provided such Software is installed upon and used in connection with Equipment which is operating in accordance with equipment manufacturers' specifications.

8.2 In the event it is determined that the Software contains a "bug," Polygen shall devote its best and continuous effort to providing Customer, at the earliest practicable date, with a "workaround" procedure that will allow the Software to operate in such a manner as will permit the achievement of results which are substantially similar in functional content to those described in the applicable Software specification identified in paragraph 5.2 hereof, notwithstanding the existence of the "bug." Polygen shall follow a general policy of correcting or disabling identified Software "bugs" (to the end that any such "workaround" procedures are no longer required) in the context of succeeding standard Software releases, but notwithstanding the foregoing, the content and/or frequency of any such Software release(s) shall be at all times committed to the sole and absolute discretion of Polygen

8.3 EXCEPT FOR THE FOREGOING EXPRESS WARRANTY, POLYGEN DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES AS TO MERCHANTABILITY OF THE SOFTWARE OR THE FITNESS OF THE SOFTWARE FOR A PARTICULAR USE. POLYGEN SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF SOFTWARE BY THE CUSTOMER UNDER ANY CIRCUMSTANCES WHATSOEVER. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE WARRANTIES SET FORTH IN PARAGRAPHS 8.1 AND 8.2 ABOVE SHALL CONSIST OF CUSTOMER'S RIGHT TO TERMINATE THIS AGREEMENT PROSPECTIVELY ON THIRTY (30) DAYS WRITTEN NOTICE TO POLYGEN WHEREUPON THE PROVISIONS OF PARAGRAPH 13.2 OF THIS AGREEMENT SHALL THEN APPLY.

                                       5.

8.4 In the event that any party commences an action, claim, or proceeding (hereinafter referred to as "claim") against Customer and/or Polygen alleging that the Software or Customer's use thereof in accordance with this Agreement directly infringes any patent, copyright, or trademark, or violates the trade secret rights of a third party, Customer may, at its option, cease all payment of any license fees hereunder upon condition that Customer also ceases all use of the Software until such time as Polygen satisfactorily resolves any such claim to the end that Customer's use of the Software in accordance with this Agreement is thereafter unencumbered and free of any such claim. Polygen shall have the affirmative obligation to defend, or at Polygen's option, to settle, any such claim adversely affecting Customer's use of the Software at Polygen's expense, provided such use is in accordance with the terms and conditions of this Agreement. During the pendency of any such claim referred to above, Polygen may, at its sole option, substitute fully equivalent non-infringing or non-violative Software, modify the Software so that it no longer infringes or violates but remains equivalent, or obtain for Customer, at the expense of Polygen, the right to continue use of the Software in accordance with the terms of this Agreement. Customer and Polygen shall give prompt written notice to the other of the institution of any such claim, and Customer shall cooperate fully with Polygen in the defense or settlement thereof. The provisions of this paragraph 8.4 state the entire liability of Polygen and Customer's exclusive remedy for any such infringement or violations.

8.5 Customer acknowledges that is has either (a) inspected the Software on Polygen premises during the course of a "benchmark demonstration" thereof or (b) declined in writing to obtain such an inspection, and agrees that it is licensing the Software hereunder subject to any and all defects therein that were apparent (or would have been apparent in the event (b) applies) as a result of such an inspection.

OWNERSHIP

9.1 Notwithstanding any other provision of this Agreement to the contrary, it is hereby agreed that this Agreement constitutes only a license for the use of the Software by Customer and that nothing contained herein shall operate to convey to Customer any title to or ownership interest of any kind or nature whatsoever in the Software or any Polygen Proprietary Information, including, but not limited to, Program Reference Guides. All materials which would disclose all or any portion of the content of the Software or any Polygen Proprietary Information shall be returned to Polygen by Customer upon termination of this Agreement. Notwithstanding anything to the contrary contained herein, Polygen expressly reserves to itself any and all copyright and/or industrial property rights in and to the licensed Software arising under the laws of the United States or any foreign jurisdiction,

                                       6.

except that nothing herein is intended or shall be construed as constituting or permitting a publication or disclosure of the licensed Software under the copyright and/or industrial property laws of the United States or any foreign jurisdiction.

         NO OFFICER, EMPLOYEE, OR AGENT OF POLYGEN IS CAPABLE OF TRANSFERRING OR AUTHORIZING THE TRANSFER OF ANY OWNERSHIP INTEREST IN OR TO THE SOFTWARE OR POLYGEN PROPRIETARY INFORMATION OR ANY PORTION THEREOF, TO ANY PERSON, FIRM, CORPORATION, OR GOVERNMENTAL AUTHORITY WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF POLYGEN'S BOARD OF DIRECTORS.

9.2 Any modifications, improvements, and/or enhancements to the Software which are developed by Polygen shall be considered the sole property of Polygen, regardless of whether any such modification, improvement, and/or enhancement to the Software is developed at the request of a Customer, and regardless of whether or not special fees have been paid to Polygen by Customer in order to induce Polygen to initiate any such development.

9.3 Any software or program developed by Customer at its own expense which constitutes a "Pre-Processor" or "Post-Processor" shall be the property of Customer. A "Pre-Processor" shall mean software which produces data which is suitable in content and format for use as standard input to the licensed Polygen Software, and does not require any modification to the licensed Polygen Software in order to operate. A "Post-Processor" shall mean software which accepts as input the standard data output of the licensed Polygen Software, and does not require any modification to the licensed Polygen Software in order to operate.

9.4 Customer shall not subject or suffer the subjection of the Software or any Polygen Proprietary Information to any form of attachment, sequestration, claim, lien, or encumbrance of whatsoever kind or nature other than those imposed thereon by Polygen. Any voluntary or involuntary act of Customer purporting to create any such attachment, sequestration, claim, lien, or encumbrance shall be void and without effect.

CONFIDENTIALITY

10.1 This Agreement has been entered into by Polygen in express reliance upon Customer's representation to Polygen that Customer shall, and by these presents Customer hereby does, agree to treat the Software and any written material or electronic storage media, including, but not limited to, magnetic tapes or disks, Program Reference Guides, training materials, or other materials which describe the nature, operation, or use of the Software, including the contents thereof, which are received by Customer from Polygen pursuant

                                       7.

to or in connection with this Agreement and which have been physically marked or otherwise designated by Polygen as "Proprietary" and/or "Confidential" (collectively referred to in this Agreement as "Polygen Proprietary Information") as strictly confidential and as a Polygen trade secret.

         Without limiting the generality of the foregoing or any other provision of this Agreement relating to Customer's confidentiality obligations, Customer shall, upon the receipt of any such Polygen Proprietary Information, and during and subsequent to the term of this Agreement, prevent the disclosure of any Polygen Proprietary Information to any person, firm, or corporation (other than employees of Customer while on Customer's premises for purposes specifically related to Customer's authorized use of the Software); Customer shall not permit any Polygen Proprietary Information to be copied, reproduced, or duplicated by any means or under any circumstances whatsoever, including, but not by way of limitation, any transfer of the Software to any form of electronic storage media other than that upon or in which the Software was first installed by Polygen at Customer's Design Site or Sites identified in the attached "CPU Identification Schedule" (Appendix I), except to the extent otherwise expressly provided under paragraph 6.1 of this Agreement; Customer shall not discharge its duties under this Agreement at any time with any less care than that employed by Customer in protecting the confidentiality of Customer's own trade secrets or proprietary information; Customer shall take appropriate action, by instructions, agreement, or otherwise, with any persons permitted access to Polygen Proprietary Information so as to enable the Customer to satisfy Customer's confidentiality obligations under this Agreement.

10.2 Notwithstanding the foregoing, Customer's confidentiality obligations hereunder with respect to Polygen Proprietary Information do not extend to information which:

         (a) becomes publicly available without fault of Customer and without the fault of any person, firm, or corporation having apparent authority to act for Customer,

         (b) is rightfully obtained by Customer from a third party without restrictions as to disclosure,

         (c) is shown by written record to be developed by Customer, independently of Polygen,

         (d) is shown by written record to have been known or available to Customer without restriction as to disclosure at the time of receipt from Polygen, or

         (e) is generally furnished to others by Polygen without restriction on disclosure.

                                       8.

10.3 Customer acknowledges that Polygen shall be entitled to preliminary injunctive relief in order to enforce the provisions of this Agreement relating to the confidentiality of Polygen Proprietary Information in addition to and not by way of limitation upon any other legal or equitable remedies available to Polygen under the circumstances.

SOFTWARE LICENSE FEES

11.1 So long as this Agreement remains in effect, and subject to the provisions of paragraph 11.2 hereof, Customer shall pay to Polygen on the first day of each month a Monthly License Fee in the amount specified in the attached "Polygen License Quotation" (Appendix E) with respect to each of the applicable Software components described at subparagraphs A., B., and C. of paragraph 5.1 licensed by Customer, the first such payment to become due and payable in United States dollars on the first day of the month which is the same as or first follows the date on which Customer has or is deemed to have accepted the Software pursuant to the provisions of paragraph 12.2 of this Agreement. Customer shall be liable for a pro rata Monthly License Fee with respect to the period of time that elapses between Customer acceptance and the first day of the month following such acceptance, which amount shall become due and payable at the time Customer's first full Monthly License Fee becomes due and payable hereunder. In addition, Customer shall pay to Polygen the Initial License Fee(s) in the amount specified in the attached "Polygen License Quotation" (Appendix E) with respect to each of the applicable Software components described at subparagraphs A. and
B. of paragraph 5.1 licensed by Customer, which payment(s) shall become due and payable in United States dollars as of the date on which Customer has or is deemed to have accepted the Software pursuant to the provisions of paragraph
12.2 of this Agreement.

11.2 The Monthly and Initial Licensee Fees described in paragraph 11.1 above shall remain in effect for a period of twelve (12) calendar months following the date of execution of the attached "Licensee Statement of Acceptance" (Appendix
B), whereupon Polygen shall thereafter have the unilateral right to increase the license fees on an annual basis, provided that any such increase shall be applied in a uniform manner to all Polygen licensees. Polygen shall provide Customer with three (3) months advance written notice of any increase in the amount of the Monthly or Initial License Fees hereunder, which increase shall take effect with respect to the Monthly Licensee Fees due on the first day of the month which is three (3) months following the date on which the Customer is furnished with the notice referred to above.

                                       9.

SOFTWARE INSTALLATION AND ACCEPTANCE

12.1 Following execution of this Agreement and Polygen's receipt of written notification from Customer that the Equipment is available for installation, Polygen installation personnel will install the Software upon or within the CPU(s). Installation shall be scheduled during normal working hours (8:00 am to 6:00 pm) on normal working days (Monday through Friday), excepting Polygen or Customer observed holidays. Customer shall pay to Polygen an installation fee in the amount specified in the attached "Polygen License Quotation" (Appendix E).

         Customer agrees to permit complete shut-down of the computer system component of the Equipment and dedication to Polygen Software installation for all periods of time during which actual installation activities occur. Customer shall allow Polygen full and free access to the installation site during installation. Waiver of liability or other restrictions shall not be imposed by Customer as a site access requirement. Customer will allow Polygen to use necessary machines, communication facilities and other equipment (except as normally supplied by Polygen) at no charge. Customer shall provide Polygen installation technicians with reasonable working facilities including, but not limited to, secure storage space, a designated work area with adequate heat and light, and access to a telephone line, upon request of and at no charge to Polygen. Customer agrees to provide at no charge to Polygen suitable storage and scratch media (including spare tapes and disk pack as required) necessary for installation services.

12.2 Polygen installation personnel will subject the Software, as installed upon or within the CPU(s) physically located at Customer's Design Site or Sites identified in the attached "CPU Identification Schedule" (Appendix I), to the attached "Acceptance Test Procedure" (Appendix A). Successful execution of the Acceptance Test Procedure by the Software, or Customer's use of Software for design activities other than user training or testing purposes, shall be conclusively deemed to constitute acceptance of the Software by Customer, and Customer agrees that a duly authorized representative of Customer shall thereupon confirm such acceptance to Polygen in writing as to each CPU on which the Software is installed by execution and delivery of the attached "Licensee Statement of Acceptance" (Appendix B).

12.3 No modification or alteration of or to the Software acceptance criteria of whatsoever kind or nature shall be effective unless and until any such modification shall be agreed to in writing by Polygen and Customer and set forth in full as part of the "Acceptance Test Procedure" (Appendix A).

                                      10.

TERMINATION AND DEFAULT

13.1 Customer's failure to pay to Polygen any license fees when due hereunder, or Customer's failure to adhere to any of the terms and conditions of this Agreement, or Customer's failure to perform any of its obligations hereunder shall constitute a breach of this Agreement and an event of default hereunder which shall give Polygen the right (in addition to, and not by way of limitation upon Polygen's rights to obtain any other legal or equitable relief available to Polygen under the circumstances) to terminate this Agreement in the event any such default remains uncured for more than thirty (30) days following receipt of written notice thereof from Polygen. Receipt of any such notice shall be deemed to occur on the next day following the wiring of any such notice, or on the fifth (5th) business day following the mailing of any such notice, to Customer's address set forth in paragraph 19.1 of this Agreement.

13.2 Upon termination of this Agreement, the license granted to Customer under this Agreement shall terminate and Customer shall immediately pay to Polygen any then outstanding license fees or other amounts owed to Polygen, and Customer shall (a) return to Polygen management control by physical delivery each and every item of Polygen Proprietary Information furnished to Customer pursuant to, arising out of, or in connection with this Agreement, (b) delete by total erasure or destruction any Polygen Proprietary Information embodied on or in any disk or other form of electronic storage media located upon Customer's premises or under the supervision, control, or custody of Customer, (c) warrant to Polygen that no Polygen Proprietary Information has been retained by Customer in any form whatsoever, (d) execute and deliver to Polygen a "Licensee Statement of Return" (Appendix C), and (e) take appropriate action by instructions, agreement, or otherwise to ensure that every employee of Customer who shall have had access to Polygen Proprietary Information during the course of his or her employment with Customer complies with the substance of the provisions contained in the "Employee Statement of Return" (Appendix D).

13.3 In the event that Customer is otherwise entitled to use the Software pursuant to more than one valid and subsisting license agreements with Polygen, and any one or more of such agreements shall remain in effect following the termination of this Agreement with respect to Software running on a CPU identified in the "CPU Identification Schedule" (Appendix I) or any successor Design Site otherwise permitted under the provisions of paragraph 6.1(a) of this Agreement, then the provisions of paragraph 13.2 above shall only apply and relate to Polygen Proprietary Information furnished to Customer in connection with this Agreement.

                                      11.

BUSINESS TERMINATION

14.1 In the event that either party shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of, or become subject to, any proceeding under the Bankruptcy Reform act (other than a proceeding under Chapter 11 of Title I of such Act) or any other statute of any governing authority relating to insolvency or the protection of rights of creditors, then at the option of the other party, this Agreement shall be deemed to have terminated and the provisions of paragraphs 13.1, 13.2, and 13.3 of this Agreement, as applicable, shall then apply. This paragraph 14.1 will not be construed to modify any part of all or paragraphs 20.1 and 20.2 of this Agreement.

SUCCESSORS IN INTEREST

15.1 All covenants, stipulations, and promises in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest, assignees, and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that a successor in interest to a party by merger, by operation of law, or by assignment, purchase, or otherwise, of the entire business of either party, shall acquire all the rights and be subject to all the obligations of such party hereunder, without the necessity of obtaining such prior written consent; provided, however, that nothing herein shall prevent Polygen from assigning this Agreement to a wholly-owned subsidiary of Polygen or from assigning the license fees payable to Polygen under this Agreement. On receiving written notice of any such assignment from Polygen, Customer shall make payment of such license fees as Polygen shall direct in writing. Any such payment by Customer to Polygen's assignee in accordance with Polygen directions shall be treated as payment to Polygen for all purposes of this Agreement.

CONSTRUCTION

16.1 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision of the remaining provisions of this Agreement. The singular and plural forms of words used

                                      12.

in this Agreement may be used interchangeably to conform to the factual situation described. Headings used in this Agreement are included solely for purposes of reference, and are to be ignored in the construction thereof.

MODIFICATIONS, AMENDMENTS, AND WAIVERS

17.1 No modifications, amendments, or waivers of any of the provisions or terms of this Agreement shall be effective unless the same shall be made in a writing and manually signed by an officer of Polygen and a duly authorized representative of Customer which shall be conspicuously marked as follows:
"MODIFICATION to Polygen Standard Software License Agreement (U.S.) - Rev.
85.1."

NON-WAIVER

18.1 No delay of failure of either party in exercising any right hereunder, and no partial or single exercise thereof, shall be deemed to constitute a waiver of such right or any other rights hereunder. Any consent by either party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

NOTICES

19.1 All notices, requests, and demands given to or made upon either party shall be in writing and be delivered or mailed to the other party at its address as specified below:


                        _________________________

                        _________________________

                        _________________________


                        Polygen Corporation
                        100 Fifth Avenue
                        Waltham, Massachusetts 02154

Either party may designate a changed address by giving appropriate written notice to the other party.

                                      13.

SOFTWARE DOCUMENTATION

20.1 Polygen agrees to maintain the Software source code in both human readable and machine readable form, and all releases, updates, revisions, improvements, add-ons, enhancements, and other changes thereto (hereinafter collectively referred to as "Software Documentation") in a secure off-site storage location and in the event that Polygen dissolves, ceases to do business in the normal course, becomes insolvent, makes an assignment for the benefit of creditors, or becomes a party voluntarily or involuntarily to any proceeding under the Bankruptcy Reform Act (excepting any proceeding under Chapter 11 of Title I of such Act), Polygen shall be obligated, on Customer's written demand, to transfer to Customer such Software Documentation for the sole purpose of enabling Customer to continue to use the Software without interruption, in accordance with this Agreement and for no other purpose whatsoever.

20.2 In the event of a transfer to Customer of the Software Documentation under the circumstances described above, the Customer shall continue to be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of paragraphs 10.1, 10.2, and 10.3 hereof relating to the confidentiality of Polygen Proprietary Information.

TAXES

21.1 Unless otherwise specifically stated on any invoices, the license fees payable to Polygen under the terms of this Agreement are net of and shall not be reduced by any use tax, sales tax, property tax imposed upon or with respect to this license, import tax, duty, export fee, withholding tax, gross receipts tax, turn-over tax, value-added tax, or other tax or charge of a like or similar nature, other than a tax upon Polygen's net business income, to which such license fee, Polygen or Customer shall be subject to under the laws or administrative practice of any governmental jurisdiction. Customer agrees to report and pay any such tax or charge imposed upon Customer or upon the license fees due Polygen hereunder to the appropriate governmental jurisdiction and to indemnify and hold Polygen harmless therefrom. Customer agrees to pay Polygen for any such tax or charge referred to above to which Polygen may become subject upon presentation of Polygen's invoice with respect thereto.

ENFORCEMENT

22.1 The parties hereby agree that any and every controversy arising out of or relating to this Agreement, or any breach thereof, shall be subject to the exclusive jurisdiction of the United States District Court for the Eastern District of Massachusetts if such District Court

                                      14.

shall have subject matter jurisdiction thereof, otherwise exclusive jurisdiction thereof shall lie in the Commonwealth of Massachusetts, City of ___________, County of ________ . Any and all objections or defenses as to proper forum or venue are hereby waived.

GOVERNING LAW

23.1 This Agreement shall be governed, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts of the United States of America.

SURVIVAL BEYOND COMPLETION

24.1 The parties' respective obligations, representations, and warranties under this Agreement shall survive the installation of the Software and the payment of license fees hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their undersigned duly authorized representatives.

POLYGEN CORPORATION                    ________________________________________


BY________________________________     By______________________________________

TITLE_____________________________     TITLE___________________________________

DATE______________________________     DATE____________________________________

                                      15.

                                   EXHIBIT F

                                  ROYALTY RATE

1. Royalty Rate.

         A "Workstation Configuration" shall be defined as a central processing unit which has access to a single copy of the Licensed Works at any one time and is intended to provide computing capabilities to a single user, which incorporates an interactive graphics display, and is of a type upon which the Licensee's interactive molecular graphics software can be installed and operate in accordance with its specifications. For purposes of this definition, the Digital MicroVax2 and VaxMate; Sun Microsystems 3/5O and 3/160; and IBM PC and AT computers shall each be considered a Workstation Configuration.

         A "Mainframe Configuration" shall be defined as a central processing unit which is intended to provide general purpose computing capabilities to multiple batch or interactive users through the medium of alphanumeric terminals. For purposes of this definition, the VAX 11/780, 11/785 and 8600; IBM 43XX and 3XXX; Cray; and CDC Cyber computers shall each be considered a Mainframe Configuration.

         The parties agree to cooperate in determining the proper classification of any central processing unit, other than those mentioned above, upon which Licensee may choose to commercially distribute the Licensed Works, based upon the general criteria described above.

         The Royalty Rate shall be determined by application of the following table:

         [*]                            [*]                [*]

         [*]                            [*]                [*]
         [*]                            [*]                [*]
         [*]                            [*]                [*]
         [*]                            [*]                [*]
         [*]                            [*]                [*]
         [*]                            [*]                [*]


* CONFIDENTIAL TREATMENT REQUESTED

Notwithstanding the foregoing, there shall be a Minimum Royalty due under this Agreement in the sum of [*] per year, which shall be payable thirty (30) days following the end of the first and subsequent anniversaries of the Effective Date hereof. The Minimum Royalty shall be fully credited against any royalties otherwise payable hereunder.

2. License Fees.

         License Fees include all initial and ongoing fees for the right of use of the Commercial Software Versions, on the assumption that Licensee's pricing policy is based on a single license fee inclusive of the provision of right of use, software maintenance, application support and software enhancements and upgrades. In the event that Licensee's pricing policy were to exclude or make optional the provisions of software maintenance, application support and/or software enhancements or upgrades (for or in exchange for which additional or separate sums were to be charged by Licensee), then the License Fees received for copies of the Commercial Software Versions installed upon Workstation or Mainframe Configurations would be treated as being [*] of the License Fees as otherwise calculated.

3. Maximum Royalty.

         The Maximum Royalty shall be [*].

4. Royalty Rate on the Documentation.

         The Royalty Rate on the materials listed on Exhibit A and all Derivative Works derived from such materials shall be [*].

* CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT G

                          TECHNICAL DEVELOPMENT GOALS

1. Improvements to user interface and data interchange with other software applications.

2.       Improvements in data analysis and hard-copy output facilities.

3. Generalization of Works to handle broader classes of chemical structure types, user substitution of modelling parameters, types of graphical output data, including but not limited to small molecules, peptides, proteins, nucleic acids, organometallic compounds, polymers, and crystalline structures.

4. Restructuring of Works to permit integration with dedicated hardware architectures in order to increase speed of calculations.

5. Development of comprehensive user application support material training and seminar program materials, including test cases, textual material and required audio-visual aids.

6. Generally develop and enhance the Works to improve its capabilities, based on input from the scientific and user community.

                                   EXHIBIT H

                              NON-COMMERCIAL USERS

Individuals who have signed a version of the Academic Software License





[*]











*  CONFIDENTIAL TREATMENT REQUESTED

Individuals who have not signed an Academic Software License






[*]











*  CONFIDENTIAL TREATMENT REQUESTED


                                       2.

                                   EXHIBIT I

                      FUNCTIONAL DESCRIPTION OF THE WORKS

         CHARMM (Chemistry at Harvard Macromolecular Mechanics) is a highly flexible computer program designed for the simulation of atoms and molecules of chemical and physical interest with specific emphasis on the efficient treatment of macromolecules in a wide range of environments. The organization of the program is such that one can treat systems as simple as an individual water molecule and as complex as a crystal or a disordered solid. The program in its present form contains the information needed for the simulation of a range of macromolecules, including proteins, nucleic acids, saccharides, and some hydrocarbons, as well as a variety of small molecules. Special design features are present to efficiently treat such molecules in vacuum, in the condensed phase, in solution, in a crystal, or in other solid environments. However, the various parts of the program are designed so that within the CHARMM concept simulations of any other molecular, macromolecular, or condensed phase system are possible. For example, if one were interested in more general hydrocarbon polymers, zeolites, organic or organometallic systems, the functionalities included in CHARMM would be able to incorporate the data necessary for treating these systems in a simple and direct fashion.

         To make clear the functional properties of CHARMM, it is best to couch the description in terms of the macromolecular systems for which the program was developed originally. However, this is done purely for the purpose of illustration, and should be in no way be regarded as limiting the more general potential of the CHARMM program and its applications. In recent years, the usefulness of simulation methods for investigating the chemical and physical properties of atoms and molecules has been clearly demonstrated. Significant studies range from those concerned with the structures, energies, and vibrational frequencies of small molecules, through those dealing with Monte Carlo and molecular dynamics simulations of pure liquids and solutions, to the analysis of the conformational energies and fluctuations of large molecules, such as proteins and nucleic acids in vacuum, in solution, and in a crystal environment. CHARMM is a general and flexible computer program which can efficiently handle all aspects of such computations for the various systems of interest. It is possible with the present version of the program to model build the structure of interest, energy minimize that

                                       2.

structure by first- and second-derivative techniques, perform a normal mode or molecular dynamics simulation, and analyze the structural, equilibrium, and dynamic properties determined in these calculations. The information for proteins, nucleic acids, prosthetic groups (e.g., heme groups), and substrates is available, and the extension to other molecules is straightforward. A wide range of analysis is possible, including static structure and energy analysis, structure and energy comparisons, time series, correlation functions and statistical properties of molecular dynamic trajectories, and interfaces to computer graphics programs.

         To further delineate the various functions of CHARMM, we outline below the major aspects of the program.

         A) Generation

         A method of generating an energy expression is to specify all of the bonds, angles, dihedral angles, etc., as input. For very small molecules, this is a task that does not require much effort, but for larger systems, another method must be used. In most macromolecules or crystalline structures, there is a large amount of redundancy as similar subgroups can appear many times, and there are only a finite number of subgroups. In CHARMM, these subgroups are referred to as residues, and the definitions of the energy terms associated with each type of residue constitutes the

                                       3.

(residue) topology file (RTF). The actual storage of energy terms for a particular system is represented in the structure file (PSF). The generation process involves the construction of the PSF from a specified sequence of residues and the RTF. The terms residue and protein are employed in an extended sense; i.e., they are applicable to small molecules, peptides, proteins, nucleic acids, sugars, substrates, solvent, etc.

         The most fundamental data structure used in CHARMM is the (protein) structure file (PSF) in that very little can be done until the PSF is generated or read from an existing file. With the addition of parameters and coordinates, the PSF contains all of the information necessary to generate the interaction lists and evaluate the energy.

         The (residue) topology file (RTF) contains local information about atoms, bond, angles, etc., for each possible type of monomer unit (residue) that can be used in building a particular type of macromolecule or other complex system. The concept of residue as used in CHARMM is fundamental from an organizational point of view. It may be an amino acid residue as in a protein, but in the DNA topology files, for example, a single residue corresponds to one nucleotide unit along a single strand of DNA (i.e., a phosphate group, ribose, and base). The protein topology files contain residue information for each of the 20 amino

                                       4.

acids (the titratable acids are present in multiple forms), terminal groups, heme, water, and assorted other small molecules such as ethanol. The DNA topology files contain one residue for each of the four different bases, terminal groups, and water. In addition to actual residues, topology files also contain information required to patch structures where special bonds and other features are needed.

         From the description of the PSF and RTF it is clear that it provides a functional basis for simulating a wide range of molecules and molecular systems, including all of those mentioned in the introduction.

         B) Coordinate Manipulation

         CHARMM has generalized facilities for the construction, manipulation, transformation, and interconversion of Cartesian, crystal, and internal coordinates as well as a specialized routine for the generation of hydrogen bonding proton coordinates. While crystallographic and simulation results are usually obtained and stored in Cartesian coordinates, it is frequently desirable to transform them either to reoriented Cartesian frames or to internal coordinates. All of the reorientations and transformations presented can be applied to an arbitrary (and easily specified) set of atoms. Internal coordinates may be specified without regard to the

                                       5.

bonding of atoms. This generality makes the routines useful in analysis as well as in setup and generation.

         Coordinate generation is an important function. There are often situations where all coordinates are not available, or where some or all of a structure must be modified or built from internal coordinate values. The internal coordinates (ICs) used to build a structure may be specified arbitrarily, taken from an existing structure, or chosen from the minimum energy values in the parameter tables. For example, specified ICs could be used to construct coordinates for a peptide backbone when only a phi-psi plot is available. The ability to take a Cartesian coordinate structure, fill and edit the internal coordinate (IC) table (i.e., specify what distances, angles, or dihedral values are to be modified), and then construct a new structure, is extremely useful. With this feature, entire sections of a protein can be moved relative to one another in an arbitrary but eaily specified manner.

         The internal coordinate file is supported by several commands that allow the user to build or modify a coordinate set in terms of internal angles and distances. These commands include a complete editing facility (used to add or modify table entries), options that approximate unknown internal coordinate values based on the parameters, commands

                                       6.

that build a Cartesian coordinate set from internal coordinates and the inverse, and I/O facilities.

         C) Energy Calculations and Minimization

         For most applications, CHARMM makes use of an empirical energy function. Given the structure file (PSF) and the parameter file for the molecule or molecules of interest, the empirical energy function determines the energy for a given set of atomic coordinates. The energy is usually expressed in a functional form that is relatively simple yet sufficiently accurate for the problems for which CHARMM addresses itself. Facilities are available for determining the first, second, and higher derivatives, analytically or numerically, as necessary. Thus, the CHARMM concept is easily generalizable to other ways of determining the energy, though whether it is useful depends on sufficient computer time. All that is required is a method for evaluating energy derivatives of which finite difference methods are most general. If a quantum mechanical calculation were the source of the energy, standard analytic gradient methods could be applied. Then the CHARMM program would be able to deal with this type of energy function in a manner corresponding to that now being used and all the facilities that are available would be able to be employed.

         Given a potential energy function, it is often desirable to find minimum-energy configurations of a

                                       7.

system. In same cases, minimization is performed to relieve strain in conformations obtained experimentally or by the averaging of several structures. In other cases, finding a local or global energy minimum may be of prime interest, e.g., for determining the configuration of a peptide. For macromolecular systems, the number of local minima and the cost of the computations prevent exhaustive search of the energy surface, so it is frequently impossible to determine the global energy minimum; generally, a local minimum in the neighborhood of the x-ray structure, if available, is examined .

         To provide flexibility in minimizing the energy of a range of systems for a variety of purposes, CHARMM presently supports five different, iterative minimization algorithms. They are steepest descents, two convergent methods which make local harmonic approximations (conjugate gradients and ABNR), an explicit second derivative method (Newton-Raphson), and quenched dynamics. However, the program is set up so other minimization methods could easily be incorporated.

         D) Molecular Dynamics

         Dynamical simulations are usually performed by classical mechanics and involve the integration of Newton's equations of motion for a suitable prepared system. Semiclassical or quantum dynamics can be introduced into the

                                       8.

CHARMM program for parts of a system for Which nonclassical effects are important. CHARMM can solve the equations of motion numerically for all the atoms in a molecule or a more general system. Since the numerical solution is obtained sequentially, there is potential for roundoff errors to accumulate. To control such errors, the algorithm uses double-precision arithmatic for most of the problems, though a fast single precision facility for preliminary studies is available.

         A variety of dynamical methods exist in CHARMM. They include vacuum dynamics, dynamics in solution or in crystals, activated dynamics, stochastic dynamics, and dynamics with stochastic boundary conditions; extension to Monte Carlo simulations is in progress. Each simulation approach has important applications. Of particular interest for the study of active sites of enzymes, or proteins modified by site directed mutagenesis, and/or drug binding, is the stochastic boundary molecular dynamics simulation method. Free energy and NOE restrained simulations are also possible.

         E) Normal Mode Calculation

         CHARMM has a generalized procedure for generating normal mode vectors and for their analysis. This approach gives an accurate local description of the potential energy surface. The normal modes can also be used to interpret IR

                                       9.

spectra or allow one to improve the force constant parameters in an attempt to match the spectra.

         Using a mass weighted form of the second-derivative matrix of the potential, the normal modes can be obtained through diagonalization. The eigenvectors correspond to the mass-weighted normal-mode displacements, and the eigenvalues are proportional to the square of frequencies. For small systems (up to 200 atoms or so), this can be performed by straightforward procedures. The treatment becomes somewhat more difficult for larger systems where virtual memory capacities are exceeded. For these systems, CHARMM can save the second-derivative matrix in a compressed form, which can then be diagonalized externally followed by a refinement step. In this manner, it is feasible to find the modes of a system with approximately 1000 atoms. For significantly larger systems (more than 1000 atoms), it becomes necessary either to reduce the size of the secular equation by removing degrees of freedom (a projection method for this has been developed), or to apply an iterative eigenvector extraction procedure to obtain the modes of interest.

         Normal modes are particularly important for determining the local motions and for estimating the entropic contribution to the free energy of and the binding of substrates and inhibitors.

                                      10 .

         F) Analysis

         An essential part of dealing with calculations of the properties of large systems is an effective procedure for analyzing the results. CHARMM has an extensive facility for analyzing structural data and the results of the various calculations and options. It is designed for the large variety and quantity of data that are of interest in the study of molecules. Its fundamental operations are as follows: (i) Creation, manipulation, printing, and graphical displays of tables: a data structure with the generality needed to effectively store and manipulate the variety of data generated by CHARMM. (ii) Comparison of two different structures, even if the chemical composition is different but related by partial sequence homology. (iii) Manipulation of a time series of any particular quantity calculated during a molecular dynamics calculation and the computation of correlation functions. (iv) Searches for close contacts between atoms of an entire structure or particular parts of it.

         G) Graphical Display

         An essential part of macromolecular calculations is the display of the results. CHARMM is designed to be compatible with a range of graphic packages. What is required is simply a coordinate set in the appropriate format. For use with the E&S Multipicture system, an

                                      11.

interface with the program GRAMPS was implemented. More recently, collaborative work with Rod Hubbard was initiated at Harvard to develop the general display program HYDRA and to integrate HYDRA and CHARMM

         H) Documentation

         An essential part of the program is good documentation on how to use CHARMM and how it is written. The documentation on its usage currently comprises some 100,000 words of text stored in a hierarchical, on-line data base. General information on the implementation details are kept in the code. CHARMM has about 10,000 lines of text embedded in the comments.

         In addition to the main documentation, a CHARMM primer has been prepared to initiate new users of the program. This is supplemented by a set of notes with exercises that rapidly aid in learning how to utilize the most important parts of CHARMM

         I) Program Design

         The design of CHARMM has a number of features distinct from most scientific programs. These features have been introduced to make the program convenient to use and to facilitate its orderly evolution. Since the methodology used in CHARMM is constantly evolving, it is essential that the program be easily modified and maintained.

                                      12.

Transportability of the program and its data files is also desirable.

         CHARMM is a single program that contains about 100,000 lines of code and requires about 1 megabyte of memory for the compiled machine instructions and 1.5 megabytes for static storage. Using one program maximizes its versatility in combining various calculations while minimizing the number of intermediate files a user must save. A single program also facilitates development, because it guarantees that support and utility functions are always available. In addition, the overhead for maintaining one program is less than that for maintaining many programs of similar capabilities, as logical inconsistencies are easier to detect and testing is simplified. A set of test cases is maintained that utilizes most of the features of CHARMM. Such periodic testing is essential to preserving the integrity and reliability of the program.

         Although CHARMM was originally optimized for the VAX, it is now written in FORTRAN 77 (with a FLEX preprocessor) and runs on the CRAY 1, IS, and XMP. Adaptations to IBM machines, to array processors (e.g. CSPI, FPSI64, STAR), to the Apollo and other work stations are contemplated or in progress. Vectorized versions of the most time consuming portions of CHARMM have been prepared for the CRAY and can be extended to other computers.


                                      13.

                                   EXHIBIT J

                    PORTIONS CREATED WITH GOVERNMENT FUNDING


NSF and NIH Research Grant Funding

     Image facility
     (IMAGES.FLX, IMAGIO.FLX, UPIMAG.FLX)
     (172 blocks)

     Energy routines, nonbond and fast option routines plus second derivatives (ENBOND.FLX, EINTERN.FLX)
     (200 blocks)

     Utility routines (Array manipulations, etc.)
     (ARRAY.FLX, CHUTIL.FLX, DATSTR.FLX, SORT.FLX,
     STRING.FLX, UTIL.FLX)
     (120 blocks)

     Surface Area routine
     (SURFAC.FLX)
     (20 blocks)


NIH Fellowship Funding

     phi angle in dynamics
     (16 blocks)

     Solvent boundary calculation
     (19 blocks)

     Old parts of energy routine; old parts of I/O routines; old parts of manipulation routines
     (50 blocks)

     Modifications of correlation function routines
     (19 blocks)

     Old parts of dynamics routines; nonbond generation; I/O section - coordinates, parameters & sequence reader; utility routines - wild card processing
     (225 blocks)